3:

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.___)

X   Filed by the Registrant

      Filed by a Party other than the Registrant

Check the appropriate box:

X Preliminary proxy statement
Confidential, for use of the Commission only (as permitted by Rule 14a- 6(e)(2))
Definitive proxy statement
Definitive additional materials
Soliciting material under Rule 14a-12

Goddard Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

Fee paid previously with preliminary materials.

X

Check box if any part of the fee is offset as provided by Exchange Act Rule  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
$14.88
2)	Form, Schedule or Registration Statement No.:
Schedule 13E-3
3)	Filing Party:
Goddard Industries, Inc.
4)	Date Filed:
June 27, 2003

GODDARD INDUSTRIES, INC.
P.O. Box 765
Worcester, Massachusetts 01613

NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST __, 2003

You are hereby given notice of and invited to attend in person or by proxy a Special Meeting in Lieu of Annual Meeting of Stockholders (the "Special Meeting") of Goddard Industries, Inc. (the "Company") to be held at the Beechwood Inn, 363 Plantation Street, Worcester, MA on August __, 2003, at 10:00 a.m., local time, for the following purposes:

1.

To consider and act upon a proposal to amend the Company's Restated Articles of Organization, as amended, to provide for a reverse stock split of the Company's common stock that would result in (i) stockholders receiving one share of new common stock for every 500 shares of our existing common stock that they own, and (b) stockholders receiving cash in lieu of any fractional share they would otherwise be entitled to receive as a result of the reverse stock split at a rate of $0.80 per share on a pre-split basis. The reverse stock split is intended to reduce the number of stockholders of record to a number fewer than 300 so that we can terminate our reporting obligations under the Securities Exchange Act of 1934, as amended.

2.	To consider and act upon a proposal to amend the Company's Restated Articles of Organization, as amended, to change the name of the Company to "Balkore Industries, Inc."

3.	To elect one Class I director to serve until the Company's Annual Meeting of Stockholders to be held in 2006 and until his successor is duly elected and qualified.

4.

To consider and act upon a proposal to grant Company management the discretionary authority to adjourn the Special Meeting to a date or dates not later than September 25, 2003, if necessary to enable Company management to solicit additional proxies in favor of Proposal Nos. 1 and 2.

5.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on July __, 2003, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. Only stockholders at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The transfer books will not be closed. For the reasons set forth in the Proxy Statement, our Board of Directors unanimously recommends that you vote in favor of Proposal Nos. 1, 2 and 4 and for the nominee as Class I director specified under Proposal No. 3.

You are cordially invited to attend the meeting. However, whether or not you expect to attend the Special Meeting, it is very important for your shares to be represented at the Special Meeting. We respectfully request that you promptly date, execute and mail the enclosed proxy in the enclosed stamped envelope for which no additional postage is required if mailed in the United States. A proxy may be revoked by a stockholder by notifying the Clerk of the Company in writing at any time prior to its use, by executing and delivering a subsequent dated proxy or by personally appearing at the Special Meeting and casting your vote, each as specified in the enclosed Proxy Statement. YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors:

Joel M. Reck, Clerk

Dated:	July ___, 2003
Worcester, Massachusetts

GODDARD INDUSTRIES, INC.
PROXY STATEMENT
FOR A SPECIAL MEETING IN LIEU OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD AUGUST __, 2003

To Our Stockholders:

This Proxy Statement is furnished to the stockholders of Goddard Industries, Inc. (the "Company") for use at a Special Meeting in Lieu of Annual Meeting of Stockholders to be held on August ___, 2003, or at any adjournment or adjournments thereof (the "Special Meeting"), for the purposes set forth in the accompanying Notice of Special Meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company and can be revoked at any time prior to the voting of the proxy (as provided herein). Unless a contrary choice is indicated, all duly executed proxies timely received by the Company will be voted as follows:

1.

To approve and adopt an amendment to the Company's Restated Articles of Organization, as amended (the "Articles of Organization"), providing for a reverse stock split that would result in (a) stockholders receiving one share of "new" common stock, $.01 par value ("New Common Stock") for every 500 shares of our currently existing common stock, $.01 par value ("Existing Common Stock"), owned as of the effective date of the amendment, and (b) stockholders receiving cash in lieu of any fractional share of New Common Stock they would otherwise be entitled to receive as a result of the reverse stock split, at a rate of $0.80 per share of Existing Common Stock. The reverse stock split is intended to reduce the number of record stockholders to fewer than 300 so that after the reverse split we can terminate the registration of our New Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and thereby end our obligations as a public company.

2.	To approve and adopt an amendment to the Company's Articles of Organization to change the name of the Company to "Balkore Industries, Inc."

3.	To elect one Class I director to serve until the Company's Annual Meeting of Stockholders to be held in 2006 and until his successor is duly elected and qualified.

4.

To consider and act upon a proposal to grant Company management the discretionary authority to adjourn the Special Meeting to a date or dates not later than September 25, 2003, if necessary to enable Company management to solicit additional proxies in favor of Proposal Nos. 1 and 2.

5.	The proxies will be voted in accordance with the recommendation of management as to any other matters which may properly come before the Special Meeting or any adjournment thereof.

Only those stockholders of record at the close of business on July __, 2003 (the "Record Date") are entitled to notice of and to vote at the Special Meeting, including any adjournments thereof. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is July ___, 2003. The mailing address of the Company is c/o Goddard Industries, Inc., P.O. Box 765, Worcester, Massachusetts 01613. The Company's Annual Report on Form 10-KSB for the fiscal year ended September 28, 2002 and the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 29, 2003 are enclosed with this Proxy Statement.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement or the related Schedule 13E-3, and if given or made, such information or representation should not be relied upon as having been authorized by the Company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the transactions proposed herein or determined if this Proxy Statement is truthful or complete. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the transactions contemplated hereby nor upon the adequacy or accuracy of the information contained in this Proxy Statement. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

SUMMARY TERM SHEET

SPECIAL FACTORS RELATED TO REVERSE STOCK SPLIT

Purpose and Reasons for the Reverse Stock Split
Potential Disadvantages
Background
Alternatives Considered by the Board of Directors
Fairness of the Reverse Stock Split Proposal
Opinion of Orchard Partners
Certain Effects of Reverse Stock Split
Material Federal Income Tax Consequences

GENERAL INFORMATION

Voting Procedures
Voting of Proxies
Revocation of Proxies
Persons Making the Solicitation

PROPOSAL NO. 1 - REVERSE STOCK SPLIT

General
Exchange of Certificates and Payment of Fractional Shares
Vote Required
Appraisal and Dissenters' Rights

PROPOSAL NO. 2 - CORPORATE NAME CHANGE
General
Vote Required

PROPOSAL NO. 3 - ELECTION OF DIRECTORS

Information with Respect to the Nominees and Continuing
Directors and Executive Officers
Committees of the Board of Directors
Audit Committee Report
Compensation of Directors
Executive Compensation
Relationship with Independent Public Accountants
Independent Auditor Fees

PROPOSAL NO. 4 - ADJOURNMENT OF THE SPECIAL MEETING
INFORMATION ABOUT GODDARD INDUSTRIES, INC.

General
Description of Common Stock
Ownership of Voting Securities of the Company
Purchases of Common Stock by the Company and Officers and Directors
Price Range of Common Stock and Dividends

PROPOSALS OF STOCKHOLDERS
OTHER MATTERS
FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE
APPENDIX A - FORM OF AMENDMENT TO EFFECT REVERSE STOCK SPLIT
APPENDIX B - FAIRNESS OPINION

SUMMARY TERM SHEET

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand the terms and conditions of the reverse stock split, as well as the amendments to our Articles of Organization, you should carefully read this entire document, its attachments and the other documents to which we refer.

Why are we proposing a reverse stock split?

Our Board of Directors unanimously approved the reverse stock split and payment of cash in lieu of fractional shares in order to reduce the number of our stockholders of record to substantially fewer than 300. If the reverse split had been carried out on [May 29, 2003], there would have been [179] stockholders of record remaining following the reverse stock split.

If we have fewer than 300 stockholders of record of our common stock, we will be able to terminate our registration under the Exchange Act, which will relieve us of the administrative burdens and costs of filing periodic reports with the SEC and fulfilling the other obligations imposed on a "public company."

The reasons for the reverse stock split are discussed below under the caption "SPECIAL FACTORS RELATED TO REVERSE STOCK SPLIT - Purpose and Reasons for the Reverse Stock Split" on page __.

What will termination of our registration under the Exchange Act mean?

We will no longer be a public company under the federal securities laws.

We will no longer be required to file annual, quarterly and other reports that we currently file with the SEC.

Brokers and dealers would typically not make a market or publish quotations for our common stock, and we do not intend to take any action to encourage the development of a public market for our common stock after we terminate registration under the Exchange Act.

For further information, see "SPECIAL FACTORS RELATED TO REVERSE STOCK SPLIT" on page ____ and "PROPOSAL NO. 1-REVERSE STOCK SPLIT" on page ___.

What will I receive if the reverse stock split is approved?

One share of "new" common stock (referred to herein as "New Common Stock") will be exchanged for every 500 shares of existing common stock (referred to herein as "Existing Common Stock") held as of the effective date of the reverse stock split.

The procedure for the exchange of shares of Existing Common Stock for New Common Stock is described below under the caption "PROPOSAL NO. 1-REVERSE STOCK SPLIT - Exchange of Certificates and Payment of Fractional Shares" on page ___.

No new certificates representing fractional shares will be issued. Instead, we will purchase each fractional share for a cash payment equal to $0.80 per share of Existing Common Stock. This transaction will not involve commissions or other transaction fees that would be charged if you sold shares on the open market. If the reverse split had been carried out on [May 29, 2003], approximately [$74,000] in the aggregate would have been paid for resulting fractional shares.

The payment of cash in lieu of fractional shares is described below under the caption "PROPOSAL NO. 1-REVERSE STOCK SPLIT - Exchange of Certificates and Payment of Fractional Shares" on page ___.

How did our Board of Directors determine the fairness of the reverse stock split to our stockholders?

Our Board of Directors has concluded that the reverse stock split is fair to our stockholders, including our unaffiliated stockholders, from a financial point of view. This conclusion was based on the price being paid for fractional shares, the liquidity opportunity to holders of fewer than 500 shares of Existing Common Stock provided in the absence of an active trading market, and the benefit to continuing stockholders of reduced expenses to our company. See "SPECIAL FACTORS RELATED TO REVERSE STOCK SPLIT - Fairness of the Reverse Stock Split" on page ___.

With respect to valuation, we engaged Orchard Partners, Inc.(referred to herein as Orchard Partners), an independent valuation firm, to provide its opinion of a fair value to be paid in cash for the fractional shares in the reverse stock split.

Orchard Partners opined to our Board of Directors that a value of $0.80 per share of our Existing Common Stock in connection with the reverse stock split is fair from a financial point of view to the holders of our Existing Common Stock. See "SPECIAL FACTORS RELATED TO REVERSE STOCK SPLIT - Opinion of Orchard Partners" on page ___. Our Board of Directors relied upon the opinion of Orchard Partners.

What are the interests of our affiliates in the transaction?

Our executive officers, directors and their affiliates have the same interest in the reverse stock split as our unaffiliated stockholders. Both affiliated and unaffiliated stockholders will receive the same consideration for their fractional shares. See "SPECIAL FACTORS RELATED TO REVERSE STOCK SPLIT - Fairness of the Reverse Stock Split" on page ___ and "PROPOSAL NO. 1- REVERSE STOCK SPLIT" on page ___.

Based upon stock holdings as of [May 29, 2003], the payment of cash in lieu of fractional shares in the reverse stock split would eliminate approximately 4% of our common equity. As a result, the aggregate beneficial ownership (including shares issuable upon exercise of options and warrants) of our executive officers, directors and their affiliates would increase slightly from 67.5% to 69.2%. Similarly, it would result in the aggregate beneficial ownership of all unaffiliated stockholders holding 500 or more shares of Existing Common Stock increasing slightly from approximately 30.6% to 30.8%. The aggregate ownership of shares actually outstanding (exclusive of options and warrants) would increase slightly from 53.1% to 55.1% for our affiliates, would decrease slightly from 46.9% to 44.9% for non-affiliated stockholders, and would increase slightly from 44.2% to 44.9% for those non-affiliated stockholders who owned at least 500 currently existing common stock prior to the reverse split. Thus, the reverse stock split will not significantly affect the control of our company.

Do I have appraisal or dissenters' rights?

Under Massachusetts law, you do not have the right to demand the appraised value of your shares or any other dissenters' rights if you vote against the reverse stock split proposal. See "PROPOSAL NO. 1-REVERSE STOCK SPLIT - Appraisal and Dissenters' Rights" on page ___.

How will I be affected by the reverse stock split if I own fewer than 500 shares of common stock?

If you hold fewer than 500 shares of our Existing Common Stock, you will no longer have any voting or ownership rights in our company after the reverse stock split is completed. Instead, you will be entitled to receive a cash payment equal to $0.80 per share of Existing Common Stock. As a result, you will no longer be able to participate in any growth or profits that we may have in the future, if any. See "SPECIAL FACTORS RELATED TO REVERSE STOCK SPLIT - Certain Effects of Reverse Stock Split" on page __.

What are the principal advantages of the reverse stock split?

We believe that substantial regulatory compliance costs will be avoided (historically estimated at $150,000/year, and believed to be substantially more under new SEC rules) if we cease to be a public reporting company.

Both affiliated and unaffiliated stockholders receiving New Common Stock will benefit from the reduction of direct and indirect costs we currently incur, and the increased costs we will incur in the future, to maintain our status as a public company. These savings, together with further cost reductions anticipated for our US operations, will enable us to approach our breakeven point or possibly become profitable once again.

Currently, only an extremely limited trading market exists for our securities, so cashing out fractional shares in the reverse stock split will allow both affiliated and unaffiliated stockholders holding a number of shares not evenly divisible by 500 to obtain cash for that portion of otherwise illiquid stock holdings.

Stockholders holding a number of shares not evenly divisible by 500 will receive a cash payment for the portion of their stock interest that would otherwise be represented by a fractional share, without incurring brokerage or other transaction costs normally associated with the sale of securities.

Our management and employees will be able to focus their time and energy on the operations of the continuing business rather than on preparing the annual, quarterly and other reports they are currently required to prepare and file, and on the implementation and documentation of the new controls and procedures that are required by the Sarbanes-Oxley Act.

To review the principal advantages of the reverse stock split in greater detail, please read the discussions under "SPECIAL FACTORS RELATED TO REVERSE STOCK SPLIT - Purpose and Reasons for the Reverse Stock Split" on page ___ and " -- Fairness of the Reverse Stock Split" on page ___.

What are the principal disadvantages of the reverse stock split?

Stockholders who are cashed-out completely will no longer have any ownership or voting rights and will not be able to participate in any future growth or profits, if any, that we may experience.

We will become a private company, and we will not take any action to facilitate the development of a public market for our securities unless we re-register under the Exchange Act in the future, which is not anticipated.

We will no longer be subject to the reporting, disclosure and corporate governance requirements of the Exchange Act. This will reduce the requirements for reporting and providing disclosure to stockholders.

To review the principal disadvantages of the reverse stock split in greater detail, please read the discussions under "SPECIAL FACTORS RELATED TO REVERSE STOCK SPLIT - Potential Disadvantages" on page ___ and "- Fairness of the Reverse Stock Split" on page ___.

Will I have any federal income tax consequences as a result of the reverse stock split?

Stockholders who only receive shares of New Common Stock will not be subject to taxation as a result of the reverse stock split.

The receipt of cash for fractional shares in the reverse stock split will be taxable for federal income tax purposes. Stockholders who receive cash in lieu of fractional shares will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash.

To review the material federal income tax consequences in greater detail, please read the discussion under "SPECIAL FACTORS RELATED TO REVERSE STOCK SPLIT - Material Federal Income Tax Consequences" on page ___.

Why are we proposing to amend our Articles of Organization to change our name to Balkore Industries, Inc.

In January 2003, we sold the business of Goddard Valve Corporation, one of our subsidiaries, to Engineered Controls International, Inc. In that transaction, we agreed to change our corporate name to a name that does not include the word "Goddard" or "Goddard Industries" or any derivatives thereof. Under Massachusetts law, a change in our corporate name requires us to file Articles of Amendment to our Articles of Organization. We are asking you to approve the amendment so we may change our corporate name to "Balkore Industries, Inc."

For further information, please see "PROPOSAL NO. 2-CORPORATE NAME CHANGE" on page ___.

Who is being nominated for election as director?

Our Articles of Organization and By-Laws provide that our Board of Directors shall be composed of three classes of directors, with one class to be elected each year. This year, the term of Class I directors expires. The Board of Directors has nominated Mr. Saul I. Reck for reelection to serve as our Class I director until the 2006 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

For further information regarding the election of directors, please see "PROPOSAL NO. 3 - ELECTION OF DIRECTORS" on page ___.

Why should I grant management discretionary authority to adjourn the Special Meeting to a later date?

In the event the number of votes in person or by proxy voting in favor of either Proposal No. 1 to amend our Articles of Organization to effect the reverse stock split or Proposal No. 2 to amend our Articles of Organization to change our corporate name is greater than the number of shares voted against the applicable proposal but is insufficient to approve the applicable proposal, management would like to have the option to adjourn the meeting for a specified period of time to solicit additional proxies to support the approval of Proposal Nos. 1 and 2.

For further information regarding the granting of discretionary authority to adjourn the meeting to solicit additional proxies, please see "PROPOSAL NO. 4 - ADJOURNMENT OF THE SPECIAL MEETING."

Where and when is the special meeting in lieu of annual meeting?

The special meeting will be held at 10:00 a.m., local time, on August ___, 2003, at the Beechwood Inn located at 363 Plantation Street, Worcester, Massachusetts.

Who is entitled to vote on the proposals?

Stockholders of record as of the close of business on July __, 2003, are entitled to notice of and to vote at the special meeting. Each share of Existing Common Stock is entitled to one vote.

What vote is required to approve and adopt the amendments to our Articles of Organization to provide for the reverse stock split and to change our corporate name?

The affirmative vote of the holders of a majority of the outstanding shares of Existing Common Stock is required to approve the amendments to our Articles of Organization to effect the reverse stock split and to change our corporate name. The representation in person or by proxy of a majority of the issued and outstanding shares of Existing Common Stock entitled to vote is necessary to provide a quorum at the special meeting. Each of our executive officers and directors, who have the power to vote 53.1% of our outstanding shares of Existing Common Stock in the aggregate, have indicated that they intend to vote in favor of the proposed amendments to our Articles of Organization. Therefore, assuming our executive officers and directors vote in favor of the proposed amendments, the amendments will be approved no matter how you or other stockholders vote. The Board of Directors recommends that you vote "for" each of Proposal No. 1 and Proposal No. 2 to amend our Articles of Organization to effect the reverse stock split and the corporate name change.

For further information regarding the amendments to our Articles of Organization, please see "PROPOSAL NO. 1 - REVERSE STOCK SPLIT" on page ____ and "PROPOSAL NO. 2 - CORPORATE NAME CHANGE" on page ____.

What vote is required to elect Mr. Saul I. Reck as a director?

A plurality of the votes cast for any nominee for director is required for the election of directors. If there are no other nominees for director, Mr. Reck will receive a sufficient number of votes to be elected as director. If there are other nominees, which we do not expect at this time, the nominee with the most votes will be elected as director. The Board of Directors recommends that you vote "for" the election of Mr. Reck to serve as a director.

For further information regarding the election of directors, please see "PROPOSAL NO. 3 - ELECTION OF DIRECTORS" on page ____.

What vote is required to approve the granting of discretionary authority to adjourn the special meeting?

The affirmative vote of the holders of a majority of the outstanding shares of Existing Common Stock present in person or by proxy and entitled to vote at the special meeting is required to approve the proposal to grant management discretionary authority to adjourn the special meeting. The Board of Directors recommends that you vote "for" Proposal No. 4 to grant management discretionary authority to adjourn the special meeting to solicit additional proxies for Proposal Nos. 1 and 2.

For further information regarding the granting of discretionary authority, please see "PROPOSAL NO. 4 - ADJOURNMENT OF THE SPECIAL MEETING" on page ___.

How do I vote?

Each stockholder should sign and date the enclosed proxy card and return it to us in the prepaid envelope. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation will be voted in favor of each of the proposals. If you specify a different choice by means of the enclosed proxy, your shares will be voted in accordance with your specifications. For a further discussion on the voting process, please see "GENERAL INFORMATION-Voting Procedures" on page ____.

What should I do if I hold my shares in "street name"?

If you do not own your stock in your name, but instead hold shares through a nominee, such as a bank or broker, you should contact your nominee to determine how the proposals will affect you. For a further discussion on the treatment of shares held in street name, please see "GENERAL INFORMATION-Voting of Proxies" on page ____.

SPECIAL FACTORS RELATED TO REVERSE STOCK SPLIT

Purpose and Reasons for the Reverse Stock Split

The primary purpose of the amendment to our Articles of Organization to effect the reverse stock split is to reduce the number of record holders of our common stock to fewer than 300 holders so that we may then terminate the registration of our common stock under Section 12(g) of the Exchange Act. As of [May 29, 2003], we had [543] stockholders of record, of which all but [179] owned fewer than 500 shares. The holders of fewer than 500 shares represent in the aggregate less than 3% of our Existing Common Stock.

By terminating the registration of our common stock under the Exchange Act, we will be able to eliminate the expenses related to compliance with the various disclosure, reporting and corporate governance requirements of the Exchange Act and, as a secondary matter, eliminate the administrative expenses we incur in servicing record stockholders who own a small number of shares. The deregistration of our common stock will also enable our management and employees to devote more time and effort to our operations, rather than on compliance with the various obligations of a public company under the Exchange Act.

An additional purpose of the proposed amendment is to allow holders of fewer than 500 shares to liquidate their holdings of relatively illiquid stock, without incurring brokerage or other transaction costs normally associated with the sale of securities. We believe that our status as a public company has provided little liquidity for our stockholders and we have not been able to realize fully the benefits of public company status because of our small size, small market capitalization, lack of profitability and limited dividend distributions. For example, as a result of the absence of any meaningful trading market and the illiquidity of our Existing Common Stock, we have not been able to utilize stock as a source of financing for our capital needs. We do not expect any significant change in this situation regarding our Existing Common Stock for the foreseeable future. For these reasons, our Board of Directors believes the costs and expenses of remaining a public company are not warranted because we have not been able to realize the principal benefits of being a public company.

We had [543] record stockholders as of [May 29, 2003], but approximately 53.1% of the voting power as of that date was owned by our executive officers and directors and their affiliates, as a group. Based on the last reported sale price of our Existing Common Stock on July __, 2003, the shares of our Existing Common Stock not owned by directors, officers or their affiliates have a market value of approximately $_______. As a result, there is an extremely limited market for our shares, and our Board of Directors believes there is little likelihood that a more active market will develop in the foreseeable future. Consequently, it is unlikely that our stockholders holding a relatively small number of shares would be able to liquidate their investment through the public market without there being a further deterioration in the market price for their shares.

However, because we have more than 300 stockholders of record and our Existing Common Stock is registered under Section 12(g) of the Exchange Act, we are required to comply with the disclosure, reporting and corporate governance requirements under the Exchange Act. The cost of complying with these requirements is substantial. Expenses are incurred in connection with accounting and legal services provided to us as well as the public filing and dissemination of various reports and other information. We also incur printing, postage, data entry, stock transfer and other administrative expenses related to servicing our stockholders.

Based on our experience in prior years, we estimate our direct costs associated with compliance with the SEC's reporting requirements as they existed prior to the enactment of the Sarbanes-Oxley Act of 2002 to have been as follows:

Independent Auditors	-	$45,000
Legal Counsel	-	$55,000
Printing and Mailing	-	$3,000
Transfer Agent	-	$7,000
All Other(1) Total:	-	$40,000 $150,000

_______________

(1) "All Other" includes allocation of direct payroll costs (exclusive of benefits) for employees involved in preparation and filing of our SEC filings.

The Sarbanes-Oxley Act was enacted by Congress in July 2002 as a response to a series of corporate accounting and other scandals at a number of large companies. These scandals resulted in increased scrutiny and tightening of requirements in the accounting and corporate governance world. These requirements include, among others, new requirements and documentation regarding disclosure controls and procedures, internal control over financial reporting and management's assessment of each, the audit and attestation of internal controls by independent auditors, enhanced responsibilities imposed upon audit committees, stricter rules on independence of outside directors, more formal corporate governance requirements, and accelerated and more detailed reporting requirements. These new requirements were created by Congress with the scandals at larger companies primarily in mind, but create a significant burden for smaller companies, such as ours, that have limited resources available to devote to compliance with these new requirements. We believe it would be difficult for us to meet all of the new Sarbanes-Oxley Act requirements without hiring additional personnel and obtaining additional legal and accounting assistance. Although at this time we cannot accurately determine the full annual cost of compliance with the new requirements arising from the various SEC and stock exchange rules under the Sarbanes-Oxley Act, we believe that as a result of the new requirements, the annual costs associated with our being a public company would increase substantially.

In light of the significant expenses we incur as a public company and the limited trading market for our Existing Common Stock, our Board of Directors believes that both we and our stockholders receive little benefit from having our common stock registered under the Exchange Act.

In addition to saving $150,000, or substantially more, in direct costs annually as described above, if the transaction is completed, our management and employees will no longer be required to devote their time and energy to completing the periodic reports required of publicly traded companies under the Exchange Act or to developing and documenting new systems and procedures mandated by the new rules under the Sarbanes-Oxley Act. Instead, they will be able to focus their efforts on the operations of our business. Management believes it is important to take advantage of this opportunity to reduce overhead and focus our limited resources on regaining profitability.

In view of the foregoing, we believe the amendment to our Articles of Organization to effect the reverse stock split and the resulting termination of the registration of our common stock under the Exchange Act will provide a more efficient means of using our capital to benefit our continuing stockholders.

On June 26, 2003, our Board of Directors approved, subject to approval by our stockholders, a proposal to amend our Articles of Organization to effect the reverse stock split. For a further discussion of this proposal, please see "PROPOSAL No. 1 - REVERSE STOCK SPLIT."

Potential Disadvantages

While we believe the amendment to our Articles of Organization to effect the reverse stock split will result in the benefits described above, several disadvantages should also be noted.

First, the ownership interest of our stockholders holding a number of shares not divisible by 500 will be reduced or eliminated, because they will receive cash in lieu of fractional shares for those amounts. As a result, their participation in future growth and profits will be correspondingly reduced or eliminated. The Board of Directors presently contemplates that it will attempt to reduce expenses and run the remaining Australian business as a privately held business on a profitable basis while continuing to explore various strategic options. Similarly, if the company is able to sell that business in the future at a price per share greater than the price being paid for fractional shares, persons receiving cash in lieu of fractional shares in the reverse split would have lost the opportunity to share in that portion of the profit.

Second, if the reverse split is effected, we will become a private company, and continuing stockholders will not likely have the opportunity for a public market for our securities to develop unless we re-register under the Exchange Act in the future, which we do not anticipate. There may be limited trading that continues on the "pink sheets" following our deregistration under the Exchange Act, but we do not intend to take any action to facilitate such trading and undertake no obligation to provide information to stockholders unless otherwise required by law.

Additionally, after the reverse stock split, we will terminate the registration of our common stock under the Exchange Act and we will no longer be subject to the reporting requirements under the Exchange Act. As a result of the termination of our reporting obligations under the Exchange Act:

We will not be required to publicly disclose material developments;

We will not be required to furnish as much information to our stockholders as we currently furnish;

Various provisions of the Exchange Act, such as filing of quarterly and annual reports with the SEC and proxy statement disclosure in connection with stockholder meetings and the related requirement of an annual report to stockholders, will no longer apply to us;

The restrictions of the Exchange Act, including without limitation the reporting and short-swing profit provisions of Section 16, will no longer apply to our executive officers, directors and 10% stockholders; and

The corporate governance provisions of the Sarbanes-Oxley Act of 2002 will not apply.

Furthermore, stockholders receiving cash as a result of the reverse stock split will be subject to federal income taxes and possibly state taxes, as if they had sold their shares. As a result, stockholders who receive cash in payment for fractional shares may be required to pay taxes (or may recognize a capital loss) on their shares of Existing Common Stock which are converted into the right to receive cash in lieu of fractional shares. See "SPECIAL FACTORS RELATED TO REVERSE STOCK SPLIT - Material Federal Income Tax Consequences."

Background

From time to time over the last several years, our Board of Directors has discussed the benefits and disadvantages of being a public company, and recently the Board determined that given the current state of the company's operations, the costs clearly outweighed the benefits of continuing as a public company.

For many years prior to 1999, the Company had operated two business segments, the Goddard Valve Corporation business, which designed, manufactured and sold cryogenic valves and control devices which are required for the handling of liquefied gases, and the Webstone Company business, which operated a plumbing supplies distribution business.

In 1999, following a strategic analysis of our position in both the plumbing supplies business, where Webstone was a relatively small competitor, and the cryogenic valve business, where Goddard Valve Corporation was a market leader in the Western Hemisphere, our Board of Directors determined that there was little synergy between these two business sectors and decided to sell our plumbing supplies business, so we could focus our financial and management resources on the industrial valve market, including expansion beyond the cryogenic valve industry. Our strategy was to grow by a combination of internal product and market development, acquisitions and strategic alliances.

Following that strategy, in July 1999 we sold the Webstone plumbing supplies business and, in November 2000, we acquired the assets of Mack Valves Pty. Ltd ("Mack Valves"), a company located in Melbourne, Australia. Mack Valves provides industrial valves for specialized areas of industry, including a range of water, steam, fire service and other valves used extensively in clean water, fire prevention, mining and other industrial applications.

Following our acquisition of Mack Valves and during our pursuit of a global expansion strategy, the United States economy was entering into a decline, as was the global industrial gas industry. Notwithstanding the declining economic conditions, we needed additional working capital to pursue our expansion strategy. Therefore, in 2001, we attempted to raise up to $3.0 million in a private placement of units each consisting of one share of common stock and a warrant to purchase one share of common stock, for a purchase price of $1.00 per unit. Given the difficult economic times and the lack of interest in our stock, we were able to raise only $400,000, all of it from our officers and directors. There was no third party interest in purchasing the units. The $400,000 raised was reduced in half by the $200,000 of costs and expenses we incurred in connection with the private placement. As a result of our failure to raise a significant amount of money, we were unable to expand our operations beyond the industrial liquefied gas industry, which has been in decline in recent years, and on which Goddard Valve Corporation was 100% dependent.

In late 2002, the Board of Directors determined that it was no longer in the best interest of the company to continue to pursue the business of Goddard Valve Corporation, because the market for the products of that subsidiary was continuing to decline. Accordingly, in January 2003, we sold the business of Goddard Valve Corporation for a purchase price of approximately $3.9 million. The sale of this business represented approximately half our annual sales in the most recent fiscal year. Following the sale of the business of Goddard Valve Corporation, our primary operations now consist of the operations of our Australian subsidiary, Mack Valves, and we no longer have any significant United States operations.

Because we no longer have any significant operations in the United States, in February, 2003 our Board of Directors determined to attempt to sell the real property located at 705 Plantation Street, Worcester, Massachusetts, which was the location of the business of Goddard Valve Corporation as well as our principal executive offices. In May 2003, we entered into a purchase and sale agreement to sell the real property located at 705 Plantation Street for an aggregate purchase price of approximately $825,000. This transaction closed on June 19, 2003. Following the sale, we rented a small amount of office space from the new owner on a tenant at-will basis while we continued our search for suitable new quarters. We do not anticipate difficulty in locating appropriate new space at a reasonable rate.

In early 2003, after completion of the sale of the Goddard Valve business, our Board of Directors began to more seriously consider a transaction to become a private company as a means to reduce our expenses. At the Board of Directors' meeting on May 5, 2003, Salvatore J. Vinciguerra, our President and Chief Executive Officer, expressed management's view that the company was expending a large percentage of revenues (approximately 4% of revenue after the sale of Goddard Valve Corporation) to maintain its present status as a public company, while the company and its stockholders were deriving few of the normal benefits of being public. The Board considered the advantages and disadvantages of being a private company and unanimously directed management to develop a proposal for the company to terminate its reporting obligations under the Exchange Act, addressing potential reverse split ranges and proposed valuation for redeeming fractional shares.

Management discussed with the company's legal counsel the means of terminating our reporting obligations under the Exchange Act. After discussion with legal counsel of the options available, management determined that a reverse stock split was the most feasible. The alternatives considered by the Board of Directors are described below in "-Alternatives Considered by the Board of Directors." The Board of Directors directed our legal counsel and financial advisor to more fully explore the requirements and procedures for pursuing the proposed reverse stock split.

At a June 26, 2003, meeting of the Board of Directors, the Board reviewed with legal counsel the duties of directors under Massachusetts law in evaluating a reverse stock split and discussed the preparation of documents to be filed with the SEC in this regard. Orchard Partners, Inc. ("Orchard Partners"), the financial advisor retained by the Board of Directors, reviewed its analysis of the different methods of valuation of the company and orally presented its opinion to the directors, which was subsequently confirmed in writing, that as of June 26, 2003, a $0.80 pre-split valuation per share of Existing Common Stock to be paid for fractional shares resulting from the reverse stock split was fair from a financial point of view to those stockholders receiving such payment for fractional shares. The discussion of the fairness opinion is summarized under "Opinion of Orchard Partners" below. The Board then discussed the fairness of the reverse stock split to our stockholders. See "-Fairness of the Reverse Stock Split" below.

We are proposing the reverse stock split at this time because:

The cost of remaining a public company is significant, especially in relation to the size of the company, and continues to grow, even though stockholders do not have the benefit of a liquid trading market; and

Terminating our reporting obligations will reduce our operating expenses related to public company reporting and compliance requirements, and will hopefully improve the long-term viability of the company, which is in the best interests of stockholders.

After the completion of the presentations and discussions, the Board approved the reverse stock split, including the determination to pay cash in lieu of fractional shares at the rate of $0.80 per share. All corporate actions necessary in connection therewith were approved unanimously, and the Board directed that the reverse stock split be submitted for approval by our stockholders at the Special Meeting.

Failure to approve the reverse stock split will continue our costs of being a public company, notwithstanding the absence of the benefit of a liquid public trading market for our common stock and the limited benefits our stockholders receive as a result of us being a public company.

If the stockholders approve the reverse stock split, we intend to file Articles of Amendment to our Articles of Organization with the Secretary of State of the Commonwealth of Massachusetts in substantially the form attached hereto as Appendix A. The reverse stock split will become effective on the date the amendment is filed with the Secretary of State of the Commonwealth of Massachusetts, or such later date as is specified in the filing. We expect the amendment to become effective as soon as practicable following the Special Meeting. If the stockholders also approve the proposal to change our corporate name described below in PROPOSAL NO. 2- CHANGE IN CORPORATE NAME, the amendment to our Articles of Organization will also effect the change of our corporate name to "Balkore Industries, Inc."

Alternatives Considered by the Board of Directors

In making the determination to proceed with the amendment to our Articles of Organization to effect the reverse stock split, our Board of Directors considered other alternative transactions to reduce the number of our stockholders of record but ultimately determined that the reverse stock split was the preferred method. Our Board of Directors considered the following alternatives:

(a) Issuer Tender Offer. Our Board of Directors considered, in concept, an issuer tender offer to repurchase shares of our Existing Common Stock. The results of an issuer tender offer, however, would be unpredictable due to its voluntary nature. The Board was uncertain as to whether this alternative would result in shares being tendered by a sufficient number of record holders so as to permit us to reduce the number of stockholders of record below 300, to terminate our SEC reporting requirements and to reduce our administrative costs related to servicing stockholders who own a relatively small number of shares. The Board was also uncertain as to whether many holders of a small number of shares would make the effort to tender their shares. In addition, the Board considered that the estimated transaction cost of completing a tender offer would be similar to or greater than the costs of the reverse stock split, and these costs could be significant in relation to the value of the shares purchased, since there could be no certainty that a significant number of shares would be tendered. Since an issuer tender offer would not necessarily meet our objective of reducing the number of stockholders of record below 300, the Board did not reach the question of potential purchase prices to be offered in an issuer tender offer.

(b) Purchase of Shares in the Open Market. There is an extremely limited trading market for our Existing Common Stock. For example, our shares traded only on one day during the month of May 2003 and only on two days during the month of April 2003.  Many of the record owners of our Existing Common Stock acquired a small number of shares many years ago and have not been active as stockholders for a number of years. Therefore, our Board of Directors believes it would be highly unlikely that we could acquire shares from a sufficient number of holders through open market purchases to accomplish the Board's objectives.

(c) Continuing As Is. The Board of Directors considered taking no action to reduce the number of our stockholders of record, and simply continuing the business as is. However, due to the significant cost of compliance under the Exchange Act, especially in relation to our overall expenses and cash flow, the Board of Directors believes that taking no action at this time is not in the best interests of our company. Based on our experience in prior years, we estimate our direct costs associated with compliance with the SEC's reporting requirements as they existed prior to the enactment of the Sarbanes-Oxley Act to have been approximately $150,000 for every year we continue as a public company. Although at this time we cannot accurately determine the full annual cost of compliance with the new requirements arising from the various SEC and stock exchange rules under the Sarbanes-Oxley Act, we believe that as a result of the new requirements, the annual costs associated with our being a public company would increase substantially. Our Board also believes if we continue as is, the ability of our Mack Valves Australian subsidiary to succeed as a stand-alone business would be hindered by the significant costs and burdens of the parent company being a U.S. public company, with all of the burdens that entails and without, as a practical matter, being able to realize the liquidity and capital access benefits normally associated with being a public company.

(d) Alternative Reverse Split Ratios. The Board considered ratios from one-for-200 to one-for-600 shares for the reverse stock split and reviewed the anticipated reduction in the number of stockholders based on our stockholder list and cash requirements for payments in lieu of fractional shares at each such ratio based on our stock ledger. The table below sets forth a summary of the information considered by the Board with respect to the determination of the reverse split ratio based upon stock holdings as of May 29, 2003 and a $0.80 per share pre-reverse stock split valuation. Based upon this information, the Board determined that a one-for-500 share ratio was most appropriate based on (i) the additional cash needed for payments in lieu of fractional shares associated with increasing the reverse stock split ratio, and (ii) the potential for the number of stockholders of record to increase, recognizing that the objective of the reverse stock split is to reduce the number of stockholders of record and allow us to terminate our reporting obligations and reduce the likelihood that we would be required to re-register under the Exchange Act in the foreseeable future. We selected the one-for-500 share ratio in order to reduce the number of holders sufficiently below 300 to permit deregistration while maintaining prudent and appropriate cash reserves.

Reverse Split Ratio	Number of Record Holders "Cashed Out"(1)	Cash Payments in Lieu of Fractional Shares	Number of Record Holders Remaining(2)
1 for 200	189	$ 32,000	354
1 for 300	218	$ 29,000	325
1 for 400	352	$ 78,000	191
1 for 500	364	$ 74,000	179
1 for 600	370	$ 88,000	173

(1)	Record holders who would receive cash in lieu of their entire equity interest in the company at the assumed reverse stock split ratio.

(2)	Record holders who would receive at least one share of New Common Stock in exchange for their shares of Existing Common Stock.

(e) Liquidation. Our Board of Directors also considered, in concept, an orderly liquidation of our remaining operations, which currently reside in Australia, followed by a distribution of the net proceeds. Our Board of Directors did not, however, believe that such a transaction was in the best interests of our company and our stockholders at this time because we only recently sold our U.S. assets and we are still evaluating how well the Australian operations will perform as a stand-alone business. The Board of Directors also believes that the liquidation of the company would entail significant costs in the amount of approximately $1.05 million as a result of payments that would have to be made to third parties in the event the company were liquidated during the next couple of years. The principal components of these payments would be approximately $800,000 which would be required to be paid to the sellers of the Mack Valves business to satisfy the terms of the original purchase of the Mack Valves business in November, 2000. While the Board of Directors does not believe that liquidation of the company is in the best interests of the company or our stockholders at this time, the Board has not precluded the possibility that the company will liquidate the remaining business in the future.

Based on the foregoing, our Board of Directors determined that the reverse stock split is the most expeditious and economical method of changing our status from that of a reporting company to that of a non-reporting company. Aside from the January 2003 transaction in which we sold the business of Goddard Valve Corporation and the sale of our real property located at 705 Plantation Street, Worcester, Massachusetts, we have not sought, and have not received, any proposals for or expressions of interest in the merger or consolidation of the remaining business of the company, or for the sale or other transfer of all or any substantial portion of the assets of our remaining business. The Board did not solicit any such proposals because the Board did not believe that a merger or sale of our remaining business at this time would be in the best interests of our company or our stockholders. Any such proposal would involve the forced sale of the entire equity interest of all affiliated and unaffiliated stockholders, while the reverse stock split would only terminate the ownership rights of stockholders holding a relatively small (less than 3%) ownership interest in our company. If the remaining business is sold at a favorable price in the future, persons receiving cash in lieu of fractional shares in the reverse split would have lost the opportunity to share in that profit. The Board of Directors presently contemplates that it will attempt to run the remaining Australian business on a profitable basis while continuing to explore various strategic options.

We have not made any purchases or sales of our securities, and we are not aware of any purchases or sales by any affiliate, within the past two years, other than our private sale in December 2001 to certain of our officers and directors of 400,000 units (each unit consisting of one share of common stock and a warrant to purchase one share of common stock) at a price of $1.00 per unit. These units were sold as part of what had been intended to be a larger private placement offering of units in which we sought to raise up to $3.0 million. However, given the difficult economic times and the lack of interest in our stock, we were able to raise only $400,000, all of it from officers and directors. There was no third party interest in purchasing the units at that time.

Fairness of the Reverse Stock Split Proposal

Our Board of Directors believes that the reverse stock split is fair to both our affiliated and unaffiliated stockholders. In determining the fairness of the reverse stock split, our Board of Directors considered a number of factors prior to approval of the proposed transaction.

Our Board of Directors recognized the concerns of stockholders owning fewer than 500 shares of our Existing Common Stock, who have virtually no liquidity because there is an extremely limited trading market for our Existing Common Stock. The reverse stock split will allow those stockholders to liquidate their holdings at a fair value, and without brokerage or other transaction costs by receiving cash for their interest.

Both affiliated and unaffiliated stockholders receiving shares of New Common Stock will benefit from the reduction of direct and indirect costs we incur to maintain our public company status. In addition, both affiliated and unaffiliated stockholders holding a number of shares not evenly divisible by 500 will receive a cash payment for the portion of their interest that would otherwise be represented by a fractional share, without incurring brokerage or other transactions costs.

Our Board of Directors by unanimous vote on June 26, 2003, with no member of the Board of Directors dissenting or abstaining from such approval, adopted a resolution declaring the terms and conditions of the reverse stock split to be advisable, and directing that a proposed amendment to our Articles or Organization effecting the reverse stock split be submitted to stockholders for consideration.

In determining the fairness of the reverse stock split to both affiliated and unaffiliated stockholders, and determining to approve the reverse stock split and recommend that stockholders approve it, the Board of Directors considered the following material factors:

The fairness opinion and analysis of Orchard Partners as of June 26, 2003, as described below under "Opinion of Orchard Partners". The Board relied on Orchard Partners' valuation analysis in making its determination that the $0.80 per share of Existing Common Stock is fair from a financial point of view, and adopted Orchard Partners' analysis of such factors as its own. See "SPECIAL FACTORS RELATED TO REVERSE STOCK SPLIT - Opinion of Orchard Partners."

Information regarding our financial condition, including the significant costs associated with the reporting requirements under the Exchange Act. This information also supported the decision to proceed with the reverse stock split at a one-for-500 ratio and $0.80 per share valuation by showing that at the moment we have sufficient funds to pay cash in lieu of fractional shares in the reverse stock split.

The very small market capitalization of our company, which makes it very unlikely that any market maker will make a market in our common stock.

The very limited trading market and extremely limited liquidity of our Existing Common Stock supported the Board's decision to recommend the reverse stock split. As set forth in the "Opinion of Orchard Partners," Orchard Partners observed that shares of our Existing Common Stock are thinly traded and may not provide a meaningful indicator of value. As reported on the OTC Bulletin Board, shares of our Existing Common Stock traded on only one day during the month of May 2003 and on only two days during the month of April 2003. Since stockholders are not currently realizing one of the principal benefits of public ownership, a liquid trading market, the Board determined the costs of public reporting were not warranted.

The very small size of our company in terms of assets and revenue, reduces the need for access to public capital markets and makes it more difficult to bear the administrative expense of being a public company.

The benefit afforded, in the absence of an established trading market, by the reverse stock split for unaffiliated stockholders who hold a small number of shares to receive a cash payment for their interest without brokerage costs, and for larger stockholders to receive a cash payment in respect of a portion of their interest, which supported the determination that the reverse stock split is fair to affiliated and unaffiliated stockholders. Further, for those stockholders who are not cashed-out, the reverse stock split will not change their rights, preferences or limitations as stockholders.

The historical trading range of our Existing Common Stock, for the limited amount of trading which has occurred over the last three years, has ranged from a low sale price of $0.09 to a high sale price of $2.00. The last four trades preceding the public announcement of the intent to seek a reverse split, as reported on the OTC Bulletin Board, were for 6,500 shares at $1.00 on june 23, 2003, 2000 shares at $.80 per share on June 16, 2003, 700 shares at $.35 per share on May 28, 2003, and 4,000 shares at $.60 per share on April 22, 2003, respectively.

The lack of any interest in acquiring the remaining business of the company and the belief that seeking proposals to acquire the company at this time would not be in the best interest of the company or our stockholders at this time because we are still evaluating how our Australian operations will succeed as a stand-alone business.

The anticipated increased costs of compliance with the additional requirements imposed on public companies under the Sarbanes-Oxley Act and related SEC and stock exchange rules was viewed by the Board as yet another disadvantage of remaining a public reporting company.

The fact that the one-for-500 reverse stock split ratio would not significantly affect control of our company. If the reverse split had been effected on [May 29, 2003], we would have continued to have [179] stockholders, with executive officers, directors and their affiliates beneficially owning approximately 69.2% of New Common Stock following the reverse stock split. Accordingly, the Board did not view the reverse stock split as having a significant impact on control of our company.

The Board also considered a number of potential disadvantages to the reverse stock split. Following the reverse stock split and the termination of our reporting obligations under the Exchange Act, there will be no opportunity for a public market for our securities to develop, unless we were to re-register our securities, which we do not anticipate at this time. In addition, the termination of our reporting obligations under the Exchange Act will substantially reduce the information that we are required to furnish to stockholders. See "SPECIAL FACTORS RELATED TO REVERSE STOCK SPLIT - Potential Disadvantages" and " - Background."

The Board of Directors placed the greatest weight on Orchard Partners' opinion in view of Orchard Partners' valuation experience, and after reviewing the values indicated by the income, market and asset approaches as applied by Orchard Partners (see "SPECIAL FACTORS RELATED TO REVERSE STOCK SPLIT - Opinion of Orchard Partners"). Our Board of Directors did not assign any particular weight to any of the other factors.

The Board of Directors did not engage an investment banking, legal or other representative to represent the unaffiliated stockholders in its deliberations on the fairness of the reverse stock split, and did not condition the reverse stock split on the affirmative vote of the holders of a majority of shares held by unaffiliated stockholders. Additionally, the Board made no specific provision to grant unaffiliated stockholders access to our corporate files, except as may be required by Massachusetts Law, or to obtain counsel or appraisal services at our expense.

The Board of Directors determined that the reverse stock split was fair to affiliated and unaffiliated stockholders notwithstanding the foregoing because (1) affiliated and unaffiliated stockholders are treated identically in the reverse stock split, (2) the reverse stock split does not significantly increase the control and percentage ownership of affiliates in the company and (3) the Board adopted the analysis of Orchard Partners and relied on the Orchard Partners' opinion, which supported the fairness of the purchase price for fractional shares in the reverse stock split.

To our knowledge, each of our executive officers and directors will vote all shares of Existing Common Stock over which they have voting control for the proposed amendment to our Articles of Organization to effect the reverse stock split. These shares represent approximately 53.1% of the outstanding voting power on the Record Date, which is sufficient to adopt and approve the amendment to the Articles of Organization to effect the reverse stock split.

Opinion of Orchard Partners

On May 19, 2003, our Board of Directors retained Orchard Partners, Inc. to render an opinion with respect to fairness, from a financial point of view, to our stockholders of the purchase price for fractional shares as a result of the reverse stock split. The opinion of Orchard Partners was used to aid our Board of Directors in determining a fair value to be paid in cash in lieu of issuing fractional shares as a result of the reverse stock split.

On June 27, 2003, Orchard Partners delivered to the Board of Directors its written opinion that as of June 26, 2003, a pre-split valuation of $0.80 per share of Existing Common Stock to be paid for fractional shares resulting from the reverse stock split is fair from a financial point of view to the holders of our Existing Common Stock. Our Board ultimately determined the fairness of the reverse stock split, based substantially on the opinion of Orchard Partners.

The principal of Orchard Partners has been designated an Accredited Senior Appraiser by the American Society of Appraisers.  Orchard Partners is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and appraisals for financial reporting and other purposes.

Pursuant to our engagement with Orchard Partners, we agreed to pay Orchard Partners a fee of $15,000, half of which was paid at the beginning of the engagement and the remaining portion was paid upon rendering the fairness opinion. The fee paid to Orchard Partners was in no way contingent upon the results of its analysis. We agreed to indemnify Orchard Partners for certain liabilities that may arise out of our engagement with them.

Analysis

Orchard Partners delivered its report to our Board of Directors on June 27, 2003. Orchard Partners' fairness opinion confirms that as of June 26, 2003, a price of $0.80 per share, based on 2,560,684 shares outstanding, is fair, from a financial point of view, to our stockholders as payment in lieu of fractional shares issued as a result of the reverse stock split.

The complete text of Orchard Partners' opinion to the Board of Directors dated June 26, 2003, is attached hereto as Appendix B. The following discussion is qualified in its entirety by reference to the full text of such opinion. Stockholders are urged to, and should, read the opinion carefully in its entirety. The engagement of Orchard Partners and its opinion are for the benefit of the Board of Directors. The opinion addresses only the fairness, from a financial point of view, of the purchase price for fractional shares as a result of the reverse stock split. The Orchard Partners' opinion is available for inspection and copying at our principal executive offices during regular business hours to any of our stockholders or their designated representatives. Our principal executive offices are currently located at 705 Plantation Street, Worcester, Massachusetts 01605.

Orchard Partners directed its opinion to the Board of Directors for its consideration in connection with the cash to be paid to stockholders in lieu of fractional shares as a result of the reverse stock split. Its opinion does not constitute a recommendation to you as to how you should vote at the Special Meeting with respect to the proposal to amend our Articles of Organization to effect the reverse stock split. The opinion addresses only the financial fairness as of June 26, 2003 of the value of the minority interest of our Existing Common Stock. It does not address the relative merits of the amendment to effect the reverse stock split or any alternatives to the amendment. Further, it does not address our underlying decision to proceed with or effect the amendment.

In connection with rendering its opinion, Orchard Partners, among other things, reviewed: (i) our Annual Report on Form 10-KSB, as amended, for the year ended September 28, 2002, our quarterly reports on Form 10-QSB for the fiscal quarters ended since September 28, 2002 and other recent public filings; (ii) management's forecasted financial statements; (iii) historical trading prices and volume for our Existing Common Stock; (iv) relevant external and internal public information, including economic, investment, industry, public market and transaction data; (v) lack of marketability and minority interest studies; and (vi) certain information of a business and financial nature, including financial forecasts and related assumptions. In addition, Orchard Partners performed such other analyses and examinations as they deemed appropriate.

In preparing its opinion, Orchard Partners did not assume the responsibility to independently verify the information referred to above. Instead, with our consent, Orchard Partners assumed the foregoing information to be accurate and complete in all material respects. Orchard Partners assumed that there were no material changes in our assets, financial condition, results of operations, business or prospects other than those noted in the following sentence since the respective dates of the last financial statements made available to Orchard Partners. Management provided Orchard Partners with a pro forma balance sheet as of March 29, 2003 that reflected the following changes to our balance sheet since that date: an increase in cash of $982,000; a decrease in refundable taxes on income of $402,000; a decrease in real estate held for sale of $265,000; a decrease in net assets of discontinued operations of $208,000; a decrease in accounts payable of $98,000; a decrease in accrued expenses of $91,000; and an increase in retained earnings of $296,000. These pro forma changes reflected primarily the effects of the sale of the real estate located at 705 Plantation Street, Worcester, MA, the collection of refundable taxes on income and changes in accounts related to the sale of the Goddard Valve Corporation.

Orchard Partners assumed that the reverse stock split would be consummated in a manner that complies in all respects with the applicable provisions of the federal securities laws and all other applicable federal and state statutes, rules and regulations. In addition, Orchard Partners did not assume responsibility for making an independent evaluation, appraisal or physical inspection of any of our assets or liabilities (contingent or otherwise), nor was Orchard Partners furnished with any such appraisals.

Orchard Partners' opinion was based on economic, monetary and market and other conditions existing as of, and the information made available to it as of, June 26, 2003. Accordingly, although subsequent developments could potentially impact Orchard Partners' opinion, Orchard Partners has not assumed any obligation to update, revise or reaffirm its opinion.

Orchard Partners arrived at a range of going concern values for our company by using two principal valuation approaches: the income approach and the market approach. Orchard Partners' application of the income approach relied on a discounted cash flow analysis. A discounted cash flow analysis provides insight into the intrinsic value of a business based on the projected earnings and capital requirements and the net present value of the subsequent unleveraged free cash flows to be generated by the assets of such business. In its application of the market approach, Orchard Partners considered: (1) valuation multiples observed in market trading of comparable public companies, and (2) valuation multiples observed in the merger and acquisition marketplace. No company used in the public market analysis or precedent transaction analysis described below is identical to our company. Accordingly, an analysis of the data described below necessarily involves complex judgments concerning differences in financial and operating characteristics of the businesses and other factors that could affect the public trading value or the acquisition value of the companies to which they are being compared. Orchard Partners also considered the pro forma book value of our company's assets, as described below.

Income Approach: Discounted Cash Flow Analysis.    Orchard Partners performed a discounted cash flow analysis of our company to derive an indication of going-concern value. The analysis referenced below represents only a portion of the overall analysis performed by Orchard Partners, and Orchard Partners expresses no judgment as to the appropriateness or accuracy of any assumptions or projections provided by management. Orchard Partners' discounted cash flow analysis was based on projections provided by our management and certain independently derived assumptions, as well as discussions with management with respect to our future outlook.

Orchard Partners' discounted cash flow analysis was based on projected unleveraged free cash flows of our company for the years ending September 2003 through 2006, and applied a range of discount rates from 10.1% to 13.7% to reflect the perceived risk of our operations. Orchard Partners' analysis calculated a terminal value at the end of the projection period using a Gordon growth model, incorporating a perpetuity growth rate of 2% and a range of discount rates from 10.1% to 13.7%.

Orchard Partners' discounted cash flow analysis resulted in indications of total enterprise value ranging from $1.0 million to $1.5 million for our company. Based upon a discount rate of 10.7%, a pro forma cash balance of $2.1 million and a debt balance of $1.5 million, the indicated value of our equity is $2.0 million, or $0.74 per share.

Market Approach: Comparable Transactions. Orchard Partners' searched for acquisition transactions in which the target company was a manufacturer of valves or other fluid control products. Orchard Partners identified 10 transactions it deemed to be relevant for which sufficient data was available to calculate a multiple of total enterprise value to revenue. In eight of the 10 transactions identified, the enterprise value was less than $100 million.

Orchard Partners reviewed the purchase prices and implied firm value as a multiple of revenue for the identified transactions with enterprise values of less than $100 million. Revenue multiples ranged from 0.27 to 1.65, with a mean and median of 0.96 and 1.07, respectively. In four of these transactions, sufficient data was available to calculate a multiple of total enterprise value to earnings before interest, taxes, depreciation and amortization (EBITDA). EBITDA multiples ranged from 1.4 to 18.0, with a mean and median of 7.9 and 6.1, respectively. Based upon the median multiple of EBITDA, Orchard Partners calculated an indicated enterprise value for our company of $1.6 million, with a corresponding equity value of $2.2 million, or $0.80 per share.

Market Approach: Guideline Company Analysis.  In its selection of comparable public companies, Orchard Partners used the 10-K Wizard database to identify companies with primary Standard Industrial Classification Code 3490 (Miscellaneous Fabricated Metal Products). Orchard Partners screened this group to identify those companies whose operations include the manufacture of valves or other fluid control products. Orchard Partners ultimately identified the following five companies as guideline companies for the purpose of valuing a minority interest in our company: Circor International, Inc., Watts Industries, Inc., Denison International plc, Sun Hydraulics Corporation and The Gorman-Rupp Company. For these guideline companies, Orchard Partners calculated multiples of enterprise value to revenues and enterprise values to EBITDA. Revenue multiples ranged from 0.85 to 1.11, with a median of 0.93. EBITDA multiples ranged from 7.1 to 11.3, with a median of 7.1. Orchard Partners calculated indicated enterprise values for our company of $3.3 million and $1.8 million, based on median multiples of revenues and EBITDA respectively.

Orchard Partners noted that analysts' estimates of long term growth rates for the guideline companies, as reported by Multex, are higher than management's forecast of the long term growth rate for our company. After adjusting for differences in the long term growth rate, the multiple of EBITDA indicated by the guideline companies for our company is 4.4, the corresponding enterprise value is $1.1 million, and the corresponding equity value is $1.7 million, or $0.65 per share.

Pro Forma Book Value. Management provided Orchard Partners with a pro forma balance sheet that adjusts the balances shown on our March 29, 2003 balance sheet for the sale of our real property located at 705 Plantation Street, Worcester, MA, the collection of refundable taxes on income and changes in accounts related to the sale of the business of Goddard Valve Corporation. Orchard Partners noted that the pro forma book value of our equity is $5.0 million, or $1.84 per share, and that the pro forma book value of our equity less the book value of our goodwill is $2.5 million, or $0.92 per share.

Orchard Partners observed that the equity values corresponding to the pro forma book values are higher than the equity values indicated by the income and market approaches to valuation. Orchard Partners estimated an orderly liquidation value for our assets, net of interest bearing debt, to be approximately $1.7 million, or $0.65 per share. Orchard noted that the fair value of a minority interest in the equity of our company is less than the net book value of our assets because the book value of certain assets, such as goodwill, may not be fully realized in a liquidation event.

Orchard noted that, based upon management's intent to repurchase fewer than 100,000 shares of our Existing Common Stock as a result of the reverse stock split, the cost of repurchasing the shares at a price of $0.80 per share would be less than the annual estimated cost of public reporting.

Orchard Partners also observed that shares of our company's Existing Common Stock are thinly traded and may not provide a meaningful indicator of value. As reported on the OTC Bulletin Board, our shares of Existing Common Stock traded only on one day during the month of May 2003 and only on two days during the month of April 2003

Based on the analysis of Orchard Partners, together with all of the foregoing factors, including the fact that the most recent trading for our Existing Common Stock preceding the public announcement of intent to seek a reverse split, as reported on the OTC Bulletin Board, were for 6,500 shares at $1.00 per share on June 23, 2003, 2000 shares at $.80 per share on June 16, 2003, 700 shares at $.35 per share on May 28, 2003, and 4,000 shares at $.60 per share on April 22, 2003, respectively, the Board believes that, in lieu of fractional shares, the payment of cash in an amount equal to $0.80 per share of Existing Common Stock is substantively fair to our shareholders. Furthermore, the Board believes that in the overall context of our financial situation, the amendment to effect the reverse stock split is substantively fair to our shareholders, including unaffiliated stockholders as a group.

Certain Effects of Reverse Stock Split

1. Rights, Preferences and Limitations of New Common Stock. There will be no difference between the rights, preferences and limitations with respect to dividends, voting, liquidation, or any other matter of shares of our Existing Common Stock and the shares of New Common Stock that a stockholder will receive at the ratio of one share of New Common Stock for each 500 shares of Existing Common Stock. However, each share of our Existing Common Stock which would upon completion of the reverse stock split represent a fractional share of New Common Stock will be automatically converted into the right to receive from us, in lieu of fractional shares of New Common Stock, cash in the amount of $0.80 for each share of Existing Common Stock held immediately prior to the reverse stock split.

Holders of fewer than 500 shares of our Existing Common Stock will no longer have any voting or ownership rights in our company after the reverse stock split is effected. As a result, such holders will no longer be able to participate in our future growth or profits, if any.

No commitments, plans, understandings or agreements have been made by our Board of Directors or officers for use of the authorized but unissued stock. We have no current plans to issue additional shares of stock, but we reserve the right to do so at any time and from time to time at such prices and on such terms as the Board determines to be in the best interests of the company's then stockholders. Persons who continue as stockholders following implementation of the reverse stock split proposal will not have any preemptive or other preferential rights to purchase any common stock that we may issue in the future.

2. Effect on Market for Shares. As of [May 29, 2003], there were [543] holders of record of our Existing Common Stock. If the reverse split had been effected on that date, the number of shares of New Common Stock outstanding after the reverse stock split would have been 4,936 shares held by 179 stockholders of record. The likelihood that an established trading market will develop for the New Common Stock following the reverse stock split is remote and we do not intend to take any actions to help develop a trading market for such stock.

3. Termination of Exchange Act Registration. Under the Exchange Act we may terminate registration if the New Common Stock is held by fewer than 300 stockholders of record. Therefore, if the reverse stock split proposal is approved we intend to terminate registration within a couple of days thereafter. Termination of registration of our common stock under the Exchange Act would substantially reduce the information we are required to furnish to our stockholders and to the SEC and would make the provisions of the Exchange Act no longer applicable to us.

With respect to our executive officers and directors, upon termination of registration of our common stock under the Exchange Act, they would no longer be subject to many of the restrictions of the Exchange Act, including without limitation the reporting and short-swing profit provisions of Section 16 and the loan prohibition and profits forfeiture rules of the Sarbanes-Oxley Act. Upon termination of Exchange Act registration, we will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.

4. Effect on Control. The reverse stock split will have the same effect on shares of common stock currently held by affiliates of our company as it will on shares of common stock currently held by nonaffiliates of our company. As of May 29, 2003, the directors and executive officers of our company and their affiliates beneficially owned an aggregate of 2,493,730 shares of our Existing Common Stock, or approximately 67.5% of the outstanding shares. Therefore, they effectively control the company. After the reverse stock split, their percentage of beneficial ownership will increase approximately 1.7%, to 69.2%, and they will continue to control the company. See "INFORMATION ABOUT GODDARD INDUSTRIES, INC. - Ownership of Voting Securities of Goddard Industries, Inc."

5. Effect on Finances. Based upon current stock holdings we estimate that the total number of fractional shares to be purchased by us as a result of the reverse stock split would be approximately 93,000 shares of Existing Common Stock, at a cost of approximately $74,000. The payment for the fractional shares will come from our available cash balances, and, accordingly, will reduce our cash balance. We are financing the reverse stock split with our available cash balance and have not arranged for any alternative financing to consummate the transaction in the event our available cash balance is insufficient. The proposed reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to common stock will be reduced in proportion to the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. No other material impact on our financial statements is expected.

6. Expenses of Transaction. We will pay all of the expenses related to the reverse stock split. We estimate that the expenses of the reverse stock split will be as follows:

SEC filing fees	$15
Legal fees	50,000
Accounting fees	1,250
EDGAR filing preparation fees	3,400
Valuation fees	15,000
Printing and mailing costs	3,400
Exchange agent fees	7,500
Other	4,435

Total	$85,000

7. Beneficial Owners of Our Existing Common Stock. The reverse stock split will affect stockholders holding our Existing Common Stock in street name through a nominee (such as a bank or broker). Nominees may have different procedures, and stockholders holding our Existing Common Stock in street name should contact their nominees to determine how they are affected by the reverse stock split.

8. Directors and Officers. Assuming Mr. Reck is re-elected to serve as a Class I director, our current directors and officers will remain our directors and officers immediately following the effectiveness of the reverse stock split. In connection with the termination of our registration and reporting obligations under the Exchange Act, we may reduce directors' fees and substantially reduce or eliminate our directors and officers liability insurance coverage. In such event, some or all of the existing outside directors may elect to retire or resign from the board.

9. Appraisal Rights. Under the General Laws of Massachusetts, no appraisal or dissenters rights exist with respect to the reverse stock split and we are not voluntarily according dissenting stockholders such rights.

Material Federal Income Tax Consequences

The following discussion summarizing material federal tax consequences that you may have if the reverse stock split is completed is based on current law. Stockholders should consult their own tax advisors as to the federal, state, local and foreign tax effects of the reverse stock split in light of their individual circumstances.

The receipt of New Common Stock solely in exchange for Existing Common Stock will not result in recognition of gain or loss to the stockholder. The adjusted tax basis of the stockholder's New Common Stock will be the same as the stockholder's adjusted tax basis in the Existing Common Stock. The holding period of New Common Stock received solely in exchange for Existing Common Stock will include the stockholder's holding in the Existing Common Stock. For federal income tax purposes, neither we nor our affiliates will recognize gain or loss, except in the case where an affiliate receives cash in lieu of fractional shares held by such affiliate.

Stockholders who receive cash in lieu of fractional shares of New Common Stock will be treated as receiving cash as payment in exchange for their fractional shares of New Common Stock, and they will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash.

GENERAL INFORMATION

Voting Procedures

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Goddard Industries, Inc., a Massachusetts corporation, of proxies to be voted at the Special Meeting in Lieu of Annual Meeting of Stockholders of Goddard Industries, Inc. to be held at the Beechwood Inn, 363 Plantation Street, Worcester, MA, on August __, 2003, at 10:00 a.m., local time, and at any postponement or adjournment thereof. The only stockholders entitled to vote at the Special Meeting are the holders of record at the close of business on July __, 2003 (the "Record Date"). On the Record Date there were [2,560,684] outstanding shares of Existing Common Stock. Each outstanding share of Existing Common Stock is entitled to one vote on each matter to come before the Special Meeting.

At the Special Meeting, stockholders will be asked to vote to (i) approve and adopt an amendment to our Articles of Organization to effect the proposed one-for-500 reverse stock split, (ii) approve and adopt an amendment to our Articles of Organization to change our corporate name to "Balkore Industries, Inc.," (iii) elect one Class I director to serve until our Annual Meeting of Stockholders to be held in 2006 and until his successor is duly elected and qualified, (iv) grant management the discretionary authority to adjourn the Special Meeting to solicit additional proxies in favor of the proposal to effect the reverse stock split and the proposal to change our corporate name, and (v) to transact such other business as may properly come before the Special Meeting, as set forth in the Notice of Special Meeting.

A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Special Meeting, will be required to be present in person or by proxy for the transaction of business at the Special Meeting and any adjournment thereof.

The affirmative vote of the holders of a majority of all outstanding shares of Existing Common Stock is required to approve the proposals to amend our Articles of Organization to effect the reverse stock split and to change our corporate name.

The nominee for Class I director who receives the greatest number of votes cast by stockholders present in person or represented by proxy at the Special Meeting and entitled to vote thereon will be elected as Class I director. The affirmative vote of the holders of a majority of shares of our Existing Common Stock present in person or represented in proxy at the Special Meeting is required to approve the proposal to grant management the discretion to adjourn the Special Meeting to a date or dates not later than September 25, 2003 to provide our management additional time to solicit proxies in favor of the proposal to amend our Articles of Organization to effect the reverse stock split and the proposal to amend our Articles of Organization to change our corporate name.

Abstentions will have no effect on the outcome of the vote for the election of directors or adjournment, but will have the same effect as votes cast against the Proposal Nos. 1 and 2, even though the stockholder so abstaining intends a different interpretation. Shares of our Existing Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Special Meeting, will not be counted towards a quorum, and will not be voted on any matter and will have the same effect as votes cast against Proposal Nos. 1 and 2. Shares of Existing Common Stock held of record by brokers who return a signed and dated proxy but who fail to vote, known as a "broker non-vote", will count toward the quorum and will have the same effect as votes cast against Proposal Nos. 1 and 2, but will have no effect on the election of directors or the proposal to grant management discretionary authority to adjourn the Special Meeting, because they will not be considered votes entitled to be cast.

The votes of stockholders present in person or represented by proxy at the Special Meeting will be tabulated by an inspector of elections appointed by our Board of Directors.

Voting of Proxies

General. Shares represented by a proxy will be voted at the Special Meeting as specified in the proxy.

Proxies without voting instructions. Proxies that are properly signed and dated but which do not contain voting instructions will be voted "for" each of the proposals.

Voting shares held through broker by proxy.If your shares of Existing Common Stock are held by your broker, your broker will vote your shares for you if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker generally cannot vote your shares without specific instructions from you. If a proposal requires the affirmative vote of a majority of the outstanding shares of our Existing Common Stock to be approved, your failure to instruct your broker how to vote will have the same effect as a vote against that proposal.

Voting of shares held through broker in person. If your shares of Existing Common Stock are held by your broker and you wish to vote those shares in person at the Special Meeting, you must obtain from the nominee holding your shares a properly executed legal proxy, identifying you as a stockholder of our company, authorizing you to act on behalf of the nominee at the Special Meeting and specifying the number of shares with respect to which the authorization is granted.

Other matters. If you sign and return the enclosed proxy card, you grant to the persons named in the proxy the authority to vote in their discretion on any other matters that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting. Our management does not presently know of any other matters to be brought before the Special Meeting. Other matters that may be properly brought before the Special Meeting, unless otherwise provided in our Articles of Organization or By-Laws or by Massachusetts law, will be approved if they receive the affirmative vote of the holders of a majority of the shares of our Existing Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting.

Revocation of Proxies

Signing the enclosed proxy card will not prevent a record holder from voting in person at the Special Meeting or otherwise revoking the proxy. A record holder may revoke a proxy at any time before the Special Meeting in the following ways:

    filing with our corporate Clerk, before the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy;
    by executing a subsequent dated proxy relating to the same shares and delivering it to us before the vote at the Special Meeting; or
    attending the Special Meeting and voting in person, although attendance at the Special Meeting will not by itself constitute a revocation of the proxy.

Record holders should send any written notice of revocation or subsequent proxy to our corporate Clerk, c/o Goddard Industries, P.O. Box 765, Worcester, MA 01613 or hand deliver the notice of revocation or subsequent proxy to our corporate Clerk before the vote at the Special Meeting. No revocation shall be effective unless and until notice of such revocation has been received by us at or prior to the Special Meeting.

Persons Making the Solicitation

The enclosed proxy is solicited on behalf of our Board of Directors. Our employees may participate in the solicitation but will not receive any separate or additional compensation in connection therewith. The cost of soliciting proxies in the accompanying form will be borne by us. Proxies may also be solicited personally or by telephone by our directors and officers, without additional compensation therefor. Upon request, we will reimburse brokers, dealers, banks and trustees or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of Existing Common Stock.

PROPOSAL NO. 1

REVERSE STOCK SPLIT

General

The Board of Directors has unanimously adopted a resolution approving, and recommending to stockholders for approval, an amendment to our Articles of Organization to effect the proposed one-for-500 reverse stock split of our Existing Common Stock. The form of amendment is attached hereto as Appendix A.

If the stockholders approve and adopt the reverse stock split and the related amendment to our Articles of Organization, we intend to file Articles of Amendment to our Articles of Organization with the Secretary of State of the Commonwealth of Massachusetts to effect the reverse stock split. The reverse stock split will become effective on the date the amendment is filed with the Secretary of State of the Commonwealth of Massachusetts, or such later date as is specified in the filing (the "Effective Date"). We expect the amendment to become effective as soon as practicable following the Special Meeting.

We had outstanding as of the Record Date [2,560,684] shares of Existing Common Stock. If the reverse stock split is approved and implemented, each share of Existing Common Stock will automatically be reclassified into one-five hundredth (1/500th) of a fully paid and non-assessable share of New Common Stock, without any further action on the part of the stockholder. Assuming no change in stock ownership after the Record Date, if the Reverse Stock Split is approved, our currently outstanding shares of Existing Common Stock will be converted into [4,936] shares of New Common Stock and approximately $74,000 will be paid in cash in lieu of fractional shares.

Exchange of Certificates and Payment of Fractional Shares

As soon as practicable after the Effective Date, each holder of an outstanding certificate representing shares of Existing Common Stock will receive from American Stock Transfer Co., as the exchange agent (the "Exchange Agent"), instructions for the surrender of such certificate to the Exchange Agent. The instructions will include a Letter of Transmittal to be completed and returned to the Exchange Agent with such certificate. As soon as practicable after the surrender to the Exchange Agent of any certificate which represented shares of Existing Common Stock, together with a duly executed Letter of Transmittal and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificates have been issued (i) certificates registered in the name of such person representing the number of full shares of New Common Stock into which the shares of Existing Common Stock represented by the surrendered certificate shall have been reclassified, and/or (ii) cash in the amount of $0.80 per share of Existing Common Stock in lieu of fractional shares of New Common Stock. Until surrendered as contemplated by the preceding sentence, each certificate which represented shares of Existing Common Stock shall be deemed at and after the Effective Date to represent the number of full shares of New Common Stock contemplated by the preceding sentence. However, no interest will accrue on cash payments that a stockholder is entitled to in lieu of a fractional share by virtue of their ownership of Existing Common Stock.

For the purpose of determining ownership of Existing Common Stock at the Effective Date, shares will generally be considered to be held by the person in whose name those shares are registered in our stock records, regardless of the beneficial ownership of those shares. No transfer taxes, service charges or brokerage commissions imposed by us shall be payable by any holder of any certificate which prior to the approval of the reverse stock split represented any shares of Existing Common Stock, except that if any certificates for New Common Stock are to be issued in a name other than that in which the certificates for shares of Existing Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance pay to us any transfer taxes payable by reason thereof (or prior transfer of such surrendered certificate, if any) or establish to our satisfaction that such taxes have been paid or are not payable, and (ii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

No certificates or scrip representing fractional shares of New Common Stock will be issued in connection with the reverse stock split. Instead, stockholders holding a number of shares of Existing Common Stock not evenly divisible by 500, and stockholders holding fewer than 500 shares of Existing Common Stock, upon surrender of their old certificates, will receive cash in lieu of fractional shares of New Common Stock. The price payable by us for fractional shares will be determined by multiplying the fraction of a share of New Common Stock by $400.00 (the value of a whole share of New Common Stock after giving effect to the reverse stock split, or a value of $0.80 per share of Existing Common Stock prior to giving effect to the reverse stock split).

One year following the Effective Date of the reverse stock split, we will cause the Exchange Agent to deliver to us all cash and documents in its possession which have been deposited with the Exchange Agent and which have not been disbursed to holders of fractional shares. Thereafter, holders of certificates representing fractional shares will surrender their certificates to us and will be entitled to look only to us for payment of any fractional share for which they may be entitled. Neither we nor the Exchange Agent will be liable to any person in respect of payment of any fractional shares delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

Any holder of record of fewer than 500 shares of Existing Common Stock who desires to retain an equity interest in our company after the Effective Date may do so by purchasing, prior to the Effective Date, a sufficient number of shares of Existing Common Stock such that the total number of shares held of record in his name immediately prior to the Effective Date of the reverse stock split is equal to or greater than 500. However, due to the limited trading market for our Existing Common Stock it is possible that a stockholder desiring to retain an equity interest in our company may not be able to purchase enough shares to retain an equity interest in the company at a fair price, or at all.

Vote Required

Approval and adoption of the amendment to our Articles of Organization to effect the reverse stock split will require the affirmative vote of the holders of a majority of the shares of our Existing Common Stock outstanding and entitled to vote. Accordingly, the amendment will be approved and adopted if at least 1,280,343 shares of Existing Common Stock are voted in favor. Our executive officers and directors have the power to vote 1,360,580 shares of Existing Common Stock and have indicated to us that they intend to vote in favor of the amendment to the Articles of Organization to effect the reverse stock split. If they all vote in favor of the amendment, the amendment will be approved and adopted.

Appraisal and Dissenters' Rights

No appraisal or dissenters' rights are available under Massachusetts Law to stockholders who dissent from the approval of the amendment to our Articles of Organization to effect the reverse stock split. There may exist other rights or actions under federal or state securities laws for stockholders who are aggrieved by the reverse stock split generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

The Board of Directors unanimously recommends that stockholders vote "FOR" the proposed amendment to our Articles of Organization to effect the reverse stock split.

PROPOSAL NO. 2

CORPORATE NAME CHANGE

General

In January 2003, we sold the business of the Goddard Valve Corporation, one of our subsidiaries, to Engineered Controls International, Inc. Our Goddard Valve business designed, manufactured and sold cryogenic valves that are used primarily by the industrial gas industries, including atmospheric gases, liquefied natural gases, liquid hydrogen and specialty gases used in semiconductor manufacture. In connection with the sale of assets, we agreed to change our corporate name to a name that does not include the word "Goddard" or "Goddard Industries," or any derivations thereof. Under Massachusetts law, a change in our corporate name requires an amendment to our Articles of Organization. Our Board of Directors has approved and is recommending to stockholders for their approval and adoption a proposal to amend our Articles of Organization to change our name from "Goddard Industries, Inc." to "Balkore Industries, Inc."

To effect the name change we would file Articles of Amendment to our Articles of Organization to insert the name "Balkore Industries, Inc." in lieu of Goddard Industries, Inc. If the amendment to change our corporate name is approved and adopted by our stockholders we would expect to file the Articles of Amendment to effect the name change together with the amendment to our Articles of Organization to effect the reverse stock split described in Proposal No. 1, if that proposal is approved and adopted by the stockholders. If, however, Proposal No. 1 is not approved and adopted by the stockholders, we would separately file Articles of Amendment to amend our Articles of Organization to effect the name change. In either case, the name change will become effective upon the filing of the Articles of Amendment with the Secretary of State of the Commonwealth of Massachusetts, which is expected to occur as soon as practicable following the Special Meeting.

Vote Required

The proposal to change our name by amending our Articles of Organization requires the affirmative vote of the holders of a majority of the shares of our Existing Common Stock outstanding and entitled to vote. Accordingly, the amendment will be approved and adopted if at least 1,280,343 shares of Existing Common Stock are voted in favor. Our executive officers and directors who have the power to vote 1,360,580 shares of Existing Common Stock have indicated to us that they intend to vote in favor of the amendment to the Articles of Organization to change our corporate name. If they all vote in favor of the amendment, the amendment will be approved and adopted.

The Board of Directors unanimously recommends that you vote "FOR" the proposed amendment to our Articles of Organization to change our name to Balkore Industries, Inc.

PROPOSAL NO. 3

ELECTION OF DIRECTORS

Our Articles of Organization and By-laws provide that our Board of Directors shall be composed of three classes of directors, one class to be elected each year. At the Special Meeting, one director (constituting 20% of the Board of Directors) is to be elected to serve as a Class I Director until the 2006 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Mr. Saul Reck, currently one of our directors, has been nominated by the Board of Directors for reelection as a Class I Director.

The persons named in the enclosed proxy will vote for the election of Mr. Reck to serve as a Class I Director until the 2006 Annual Meeting of Stockholders. In the unanticipated event that the nominee is unable to serve, the persons named as proxies will vote for such substitute, if any, as the present Board of Directors may designate or reduce the number of directors. Mr. Reck has not been nominated pursuant to any arrangement or understanding with any person. Directors are elected by a plurality of the votes cast for election of directors.

The Board of Directors unanimously recommends that you vote "FOR" the election of the nominee named in this Proxy Statement.

Information with Respect to the Nominees and Continuing Directors and Executive Officers

Nominee for Election as Class I Director (Term Expiring at the 2006 Annual Meeting)	Age	Principal Occupation
Saul I. Reck	84

Mr. Saul I. Reck, the founder of our company, has served as a director since 1960. Mr. Reck also served as our President and Treasurer from 1960 until his retirement in 1998 and as Chairman of the Board from 1960 until March 2002.

Class III Director (Term Expiring at the 2005 Annual Meeting)

Dr. Jacky Knopp, Jr.	80

Dr. Jacky Knopp, Jr. has served as a director since 1972. For more than five years, he has been an account executive at the stock brokerage firm of Moors & Cabot, Inc. and its predecessors. Dr. Knopp is also Professor Emeritus of Canisius College, Buffalo, New York.

Salvatore J. Vinciguerra	65

Mr. Salvatore J. Vinciguerra has served as a director, Chief Executive Officer, President and Treasurer of our company since October 19, 1998. Prior to joining us, he served as Chief Executive Officer and director of Ferrofluidics Corporation from June 1996 until June 1998 and as its President from January 1995 until June 1996. From 1990 until 1994, Mr. Vinciguerra served as President and Chief Executive Officer of the Weighing and Systems Group of Staveley Industries, plc., prior to which he was President and Chief Executive Officer of Weightronix, Inc. from 1990 until it was acquired by Staveley Industries in 1991. He was with Instron Corporation from 1968 until 1990, in various senior capacities, including President and Chief Operating Officer from 1985 until 1991. Mr. Vinciguerra is a member of the Board of Directors of Metrisa Corporation and Photran Corporation, a member of the Board of Directors of the Japan Society of Boston, and a Trustee of the Conservatory Lab Charter School of Boston.

Class II Director (Term Expiring at the 2004 Annual Meeting)

Lyle Wimmergren	71

Mr. Lyle Wimmergren has served as a director since 1978. For more than five years he has been Professor, and then Professor Emeritus, of Management at Worcester Polytechnic Institute, Worcester, Massachusetts.

Dr. Robert Humphreys	60

Dr. Robert Humphreys has served as a director since 1997. Dr. Humphreys was elected as Chairman of the Board of Directors on March 8, 2002. Since August 1995, Dr. Humphreys has been President of Antigen Express, Inc., a biotech company focused on creating drugs for auto-immune diseases. Prior to August 1995, he was Professor in the Department of Pharmacology at the University of Massachusetts Medical School.

In addition to Mr. Vinciguerra, we have the following individuals also serving as executive officers:

	Age	Principal Occupation
Kenneth E. Heyman	60

Mr. Kenneth E. Heyman joined us as Vice President of Finance and Controller in May 2000. Mr. Heyman was the Corporate Controller of MJ Research, Inc. from 1996 to 2000, affiliated companies that manufacture equipment and supplies for the molecular biology industry. Previously he served as controller of domestic and international manufacturing companies in industrial and biotech environments.

Maxwell C. Chester	59

Mr. Maxwell C. Chester is the Managing Director of Mack Valves Pty Ltd, a company which he sold to Goddard Industries, Inc. in November 2000. For over 25 years prior to November 2000, he owned and operated his own businesses involved in the design and erection of industrial water towers. Mr. Chester received a Certificate of Mechanical Engineering from the University of New South Wales (presently the New South Wales Institute of Technology), and is a member of the Australian Institute of Company Directors, a Director of the Xavier College Foundation, Inc, and a Director of the Advisory Council for Children with impaired hearing.

Donald R. Nelson	67

Mr. Donald R. Nelson was Vice President of Engineering of Goddard Valve Corporation through the sale of that business in January 2003 and has served as a senior officer of Goddard Industries, Inc. since 1972. He joined Goddard Valve in 1965 as its Chief Engineer. Mr. Nelson has made many technological and safety innovations in cryogenic valves throughout his career. He is a member of the Compressed Gas Association, where he has served on numerous technical committees.

During the past five years, none of the above named persons has been convicted in a criminal proceeding or has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All of the above named persons are citizens of the United States.

Committees of the Board of Directors

Our Board of Directors held three meetings during the fiscal year ended September 28, 2002. Each present director attended at least 75% of the meetings of the Board of Directors and of all committees of which he was a member.

The Board of Directors has an Audit Committee and a Compensation Committee, both composed of Dr. Knopp and Mr. Wimmergren. The Audit Committee, which met four times during the fiscal year ended September 28, 2002, is charged with recommending to the Board of Directors retention of a firm of independent accountants and with reviewing our internal audit and accounting controls, the report of the independent accountants and our financial statements. The Compensation Committee, which met four times during the last fiscal year, is responsible for recommending salary and bonus levels of officers and key employees. There is no Nominating Committee of the Board of Directors. The Board of Directors as a whole considers nominees for director submitted to it in writing by any stockholder.

Audit Committee Report

The Audit Committee of the Board of Directors is currently comprised of two of our directors: Dr. Knopp and Mr. Wimmergren. Both members of the Audit Committee are "independent" as that term is defined under Rule 10A-3 of the Exchange Act and the current listing standards of the National Association of Securities Dealers, Inc. The Audit Committee does not currently operate pursuant to a written charter, but is charged with recommending to the Board of Directors retention of a firm of independent accountants and with reviewing our internal audit and accounting controls, the report of the independent accountants and our financial statements. In the event that the reverse stock split and termination of registration under the Exchange Act described in Proposal No. 1 is not implemented, the Board of Directors and the Audit Committee will promptly consider adoption of a written charter and other actions required to be taken with respect to the role of the Audit Committee in light of the Sarbanes-Oxley Act and related SEC and stock exchange rules with respect audit committees. In the event the reverse stock split described in Proposal No. 1 is implemented, we will no longer be subject to the requirements of the Sarbanes-Oxley Act and SEC rules as they relate to audit committees.

The Audit Committee reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended September 28, 2002. The Audit Committee has also discussed with Greenberg, Rosenblatt, Kull & Bitsoli, P.C. the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from Greenberg, Rosenblatt, Kull & Bitsoli, P.C. regarding their independence, and has discussed the matter of independence with the auditors.

Based on its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year 2002 be included in our Annual Report on Form 10-KSB for the fiscal year ended September 28, 2002.

Audit Committee:
Dr. Jacky Knopp, Jr.
Lyle E. Wimmergren

Compensation of Directors

Each director who is not also an officer or employee of our company receives a base fee of $2,400 per year. Each director who is not also an officer or employee of our company and who lives in the Greater Worcester area receives $500 for each Board of Directors meeting he attends. Each director who is not also an officer or employee of our company and who lives outside the Greater Worcester area receives $750 for each such meeting, plus travel expenses to and from Worcester. Each non-employee director who participates in a Board of Directors meeting by telephone receives a fee equal to $250. No extra compensation is paid for attendance at meetings of committees. In May 2002, in lieu of payment of portions of retainer and meeting fees for fiscal 2003, each non-employee director was granted a non-qualified stock option to purchase 10,000 shares of Existing Common Stock at an exercise price of $0.525, equal to the mean between the low bid and high ask price on the day of the grant. Substantially all of the options vested ratably over the ten month period from June 15, 2002 through February 15, 2002. The total number of options to purchase Existing Common stock that were granted to non-employee directors as a group during fiscal year 2002 was 40,000 shares, of which 22,000 shares vested through the end of fiscal year 2002 and the balance prior to the date of this proxy statement, and the non-employee directors as a group were paid $6,150 for services rendered during fiscal year 2002.

The Board of Directors has a Severance Compensation Plan for certain officers and all directors in the event that there is a "change in control" of our company not approved by the Board of Directors resulting in the termination of employment or reduction in the duties and responsibilities of the President, Vice-Presidents and Treasurer (as determined by the Board of Directors) and/or a termination of service as director of the Company. The plan provides that such President, Vice-Presidents and Treasurer will continue to receive the compensation being paid to them at the time of the termination or change in the nature of employment, for a period of five years following such termination or change, and the non-employee directors will continue to receive directors' fees of [$500 or $750 per fiscal quarter, depending on whether or not the director lives in the Greater Worcester area, or $250 if the meeting is held by telephone conference, for such five year period.] At the current rate of compensation, as of the end of fiscal year 2002, this would entail an aggregate payment of approximately [$1,639,000] to the executive officers as a group and a payment of approximately $80,500 to the non-employee directors as a group.

Executive Compensation

The following table sets forth information concerning the annual compensation for our Chief Executive Officer and each of our other most highly compensated executive officers whose annual salary and bonus, if any, before the reductions described in Note 1 to the table, exceeded $100,000 for services in all capacities to us during the fiscal year ended September 28, 2002 (referred to as the "named executive officers").

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)

Salvatore J. Vinciguerra	9/28/02	130,000	-	-	250,000(1)	-
Chief Executive Officer,	9/29/01	180,000	-	-	-	-
President & Treasurer	9/30/00	180,000	-	15,000(2)	-	-

Kenneth E. Heyman	9/28/02	89,000	-	5,000(3)	-	-
Vice President of	9/29/01	90,000	-	5,000(3)	-	-
Finance & Controller

Donald R. Nelson	9/28/02	86,000	-	5,000(4)	24,400(1)	-
Vice President of	9/29/01	108,000	-	-	-	-
Engineering	9/30/00	103,000	5,000	7,000(4)	-	-

John S. Vandore(5)	9/28/02	132,000	-	-	27,200(1)	-
President, Goddard Cryogenics

(1) In May 2002, as part of a program to reduce expenses for the remainder of fiscal 2002 and for fiscal 2003, we granted incentive stock options under our 1998 Equity Incentive Plan to certain senior managers in lieu of pay and fees, to purchase approximately three shares for each annual dollar of pay reduction over a ten month period commencing May 22, 2002 and ending March 21, 2003. The options were granted at an exercise price of $0.525, the mean between the bid and asked price on May 22, 2002. Substantially all of the options vested ratably over the ten month period.

(2) Consists of payments we made to Mr. Vinciguerra as a percentage of management fees we received for Mr. Vinciguerra's services rendered pursuant to the terms of an agreement, which ended in the quarter ended June 29, 2002, between us and Carr Separations, Inc.

(3) Consists of cash payments for use of an automobile.

(4) Consists of cash payments used for purchase of retirement benefits.

(5) Mr. Vandore's employment with us terminated in January 2003, in connection with the sale of the business of Goddard Valve Corporation.

The following table shows information concerning the granting of stock options during fiscal 2002 and the percentage of stock options granted to all employees.

OPTION GRANTS IN LAST FISCAL YEAR
	Individual Grants
Name	Number of SecuritiesUnderlyingOptionsGranted (#)	% of Total OptionsGranted to Employees inFiscal Year	Exercise or BasePrice PerShare ($/Sh)	Expiration Date
Salvatore J. Vinciguerra	250,000	82.9	0.525	5/22/12
Donald R. Nelson	24,400	8.1	0.525	5/22/12
John S. Vandore	27,200	9.0	0.525	5/22/12

The following table shows information concerning the exercise of stock options during fiscal 2002 and the fiscal year-end value of unexercised options and stock appreciation rights.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END

OPTION/SAR VALUES
Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options At FY-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Salvatore J. Vinciguerra	-	-	327,500	212,500	-	-
Donald R. Nelson	-	-	42,260	42,140	-	-
Kenneth E. Heyman	-	-	25,000	25,000	-	-
John S. Vandore	-	-	29,630	72,570	-	-

In connection with the hiring of Mr. Vinciguerra as Chief Executive Officer, President and Treasurer, we entered into an Employment Agreement with him dated October 19, 1998. Under the Employment Agreement, Mr. Vinciguerra is entitled to an initial base salary of $140,000 per year, plus a bonus of up to 25% of his base salary at the discretion of the Board of Directors. In addition, he was granted stock options as follows: (i) ten year incentive stock options to acquire 200,000 shares of Existing Common Stock on October 19, 1998, which options vested 25% at the end of each of the first four years of employment, with acceleration of vesting upon the happening of certain events; (ii) ten year incentive stock options to acquire 50,000 shares of Existing Common Stock on October 22, 1999, which options vested 25% immediately and 25% on each of the first three anniversaries of the grant of the stock options; and (iii) ten year incentive stock options to acquire 40,000 shares of Existing Common Stock granted on May 16, 2000, which options vested immediately on the date of the grant of the stock options. Mr. Vinciguerra is entitled to six months of severance compensation if we terminate his employment other than for cause.

In addition, we entered into a Management Services Deed with Maxwell Chester, the current Managing Director of Mack Valves, and Maxwell Industrial Sales Pty Ltd ("Maxwell Industrial"), an entity controlled by Mr. Chester, dated November 1, 2000. The term of this agreement is three years with an option to extend the term for a period of one year, and for additional periods of one year. Under the agreement, we are to pay Maxwell Industrial a yearly consultancy fee of AUD$150,000 ($82,000 at fiscal 2002 year-end exchange rate). The agreement provides that neither Mr. Chester nor Maxwell Industrial can compete with us in various jurisdictions and for varying time periods.

Pursuant to the Sale of Business Agreement dated November 1, 2000 under which the we acquired Mack Valves, Maxwell Chester, is also eligible to receive approximately AUD$800,000 ($440,000) in cash and AUD$422,500 ($232,000) in options to purchase up to 150,000 shares of our Existing Common Stock in the event that certain earnout targets contained in the Sale of Business Agreement are met.

We have also entered into an agreement with Mr. Heyman, our Vice President of Finance and Controller, under which Mr. Heyman is entitled to six months of severance compensation if we terminate his employment other than for cause.

Relationship With Independent Public Accountants

The Audit Committee of the Board of Directors has selected Greenberg, Rosenblatt, Kull & Bitsoli, P.C. ("GRKB") to serve as our independent auditors for the current fiscal year ending September 27, 2003. That firm and its predecessors have served as our independent auditors since fiscal year 1982.

It is anticipated that a representative of GRKB will be present at the Special Meeting. The representative will be afforded the opportunity to make a statement and is expected to be available to respond to appropriate questions.

Independent Auditor Fees

Audit Fees. GRKB billed us an aggregate of $82,000 for professional services rendered by GRKB in connection with its audit of our financial statements for the fiscal year ended September 28, 2002 and its review of our quarterly reports on Form 10-QSB during fiscal 2002.

Financial Information Systems Design and Implementation Fees. GRKB did not render any services to us for financial information systems design and implementation during fiscal 2002.

All Other Fees. GRKB billed us an aggregate of approximately $22,000 for tax and consulting services during the fiscal year ended September 28, 2002.

The Audit Committee has considered whether GRKB's provision of services, other than services rendered in connection with the audit of our annual financial statements, is compatible with maintaining GRKB's independence and concluded that it did not.

PROPOSAL NO. 4

ADJOURNMENT OF THE SPECIAL MEETING

If at the Special Meeting the number of shares of Existing Common Stock voting in favor of either Proposal No. 1 to amend our Articles of Organization to effect the reverse stock split or Proposal No. 2 to amend our Articles of Organization to change our corporate name is greater than the number of shares voted against the applicable proposal but is less than the absolute majority of all outstanding shares required to approve the applicable proposal under Massachusetts law, management intends to move to adjourn the Special Meeting in order to enable it to solicit additional proxies in favor of either or both proposals. In that event, we will ask our stockholders to vote only upon the adjournment proposal and not upon the other proposals described in this Proxy Statement.

In the adjournment proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of granting management the discretionary authority to adjourn the Special Meeting, and any later adjournments of the Special Meeting, to a date or dates not later than September 25, 2003, to enable our management to solicit additional proxies in favor of Proposal No. 1 or Proposal No. 2, as the case may be.

If our stockholders approve the adjournment proposal, management could adjourn the Special Meeting and any adjourned session of the meeting to a date or dates not later than September 25, 2003 and use the additional time to solicit additional proxies in favor of the Proposal Nos. 1 and 2, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.

Approval of the adjournment proposal will require a majority of votes of holders of Existing Common Stock present in person or represented by proxy at the Special Meeting.

Our Board of Directors believes that if the number of shares of our Existing Common Stock voting in favor of the approval and adoption of Proposal No. 1 to effect the reverse stock split or in favor of the approval and adoption of Proposal No. 2 to effect the corporate name change is greater than the number of shares voted against but is less than the absolute majority of all outstanding shares required, it is in the best interests of the stockholders to enable our management, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal to approve it.

The Board of Directors unanimously recommends that you vote "FOR" the proposal to grant management the discretionary authority to adjourn the Special Meeting to a date or dates not later than September 25, 2003.

INFORMATION ABOUT GODDARD INDUSTRIES, INC.

General

Goddard Industries, Inc. was organized as a Massachusetts corporation in 1959. We are engaged primarily in the design, manufacture, sale and distribution of valves for industrial and commercial use.

In January 2003, we sold the business of Goddard Valve Corporation, our wholly owned subsidiary that designed, manufactured and sold cryogenic gate, globe and check valve and control devices required for the handling of liquefied oxygen, nitrogen, liquefied natural gas, and other liquefied gases. We sold those assets for a purchase price of $3.9 million. Following the sale of the business Goddard Valve Corporation, our primary operations now consist of the operations of our Australian subsidiary, Mack Valves Pty Ltd, located in Melbourne, Australia, which manufactures industrial valves for specialized areas of industry, including a range of water, steam, fire service and other valves used extensively in clean water, fire prevention, mining and other industrial applications. As a result of our sale of Goddard Valve Corporation, we no longer have any significant U.S. operations.

Because we no longer have any significant operations in the United States, in February, 2003 our Board of Directors determined to attempt to sell the real property located at 705 Plantation Street, Worcester, Massachusetts, which was the location of the Goddard Valve Corporation business as well as our principal executive offices. In May 2003, we entered into a purchase and sale agreement to sell our real property located at 705 Plantation Street for an aggregate purchase price of approximately $825,000. This transaction closed on June 19, 2003. Following the sale, we rented a small amount of office space from the new owner of the property on a tenant at-will basis while we continued our search for suitable new quarters. While as of the date of mailing of this Proxy Statement new office space has not yet been rented, we do not anticipate difficulty in locating appropriate space at a reasonable rate. Until we find a replacement principal executive office, we can be reached at the following mailing address: c/o Goddard Industries, Inc., P.O. Box 765, Worcester, Massachusetts 01613-0765. Our telephone number at our current location is (508) 852-2436.

Additional information regarding our company is available in our Annual Report to Stockholders on Form 10-KSB for fiscal year 2002 and our Quarterly Report on Form 10-QSB for the quarter ended March 29, 2003. Copies of these documents accompany this Proxy Statement.

Description of Common Stock

Our authorized capital currently consists of 12,000,000 shares of common stock, $.01 par value and 3,000,000 shares of preferred stock, $.01 par value. As of the Record Date, 2,560,864 shares of our Existing Common Stock were issued and outstanding. No shares of our preferred stock were issued or outstanding. Based upon the stock holdings as of the Record Date, we estimate that the number of shares of our New Common Stock outstanding after the reverse stock split will be [4,936] shares. Holders of our Existing Common Stock are entitled, and holders of our New Common Stock will continue to be entitled after the reverse stock split, to one vote per share on all matters requiring a vote of stockholders, including the election of directors.

Ownership of Voting Securities of the Company

The following table sets forth certain information with respect to the beneficial ownership of our Existing Common Stock as of May 29, 2003 by each person known to us to beneficially own more than 5% of our Existing Common Stock, by each director, and by all officers and directors as a group. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. The number of shares beneficially owned also includes any shares the person has the right to acquire within the next 60 days. Unless otherwise indicated, each person is the record owner of and has sole voting and investment power over his or her shares. Except as indicated below, the address and telephone number for each person named in the table is c/o Goddard Industries, Inc., P.O. Box 765, Worcester, Massachusetts 01613.

	Beneficial Ownership		Beneficial Ownership
	Before		After
	Reverse Stock Split		Reverse Stock Split

Name of		Percent		Percent
Beneficial Owner	Shares	Of Class	Shares	Of Class

Officers and Directors
Salvatore J. Vinciguerra(1)	1,064,800	31.8%	2,129	32.7%
Dr. Jacky Knopp, Jr. (2)	143,000	5.5%	286	5.7%
Saul I. Reck (3)	343,930	13.3%	687	13.8%
Lyle E. Wimmergren(4)	25,000	1.0%	50	1.0%
Dr. Robert E. Humphreys(5)	675,950	25.2%	1,351	26.1%
Donald R. Nelson (6)	143,550	5.5%	286	5.6%
Kenneth E. Heyman (7)	87,500	3.3%	175	3.5%

Officers and Directors as a Group (8 persons)(8)	2,493,730	67.5%	4,984	69.2%

5% Beneficial Owner
Joseph A. Lalli (9) 8 Middlemont Way Stow, MA	183,550	7.2%	367	7.4%

(1)

Includes options and warrants exercisable within 60 days to acquire 790,000 shares which were acquired by Mr. Vinciguerra in connection with his original employment agreement, with various substitutions of bonus and salary, and in connection with his acquisitions of shares under the Company's private placement, as follows:

Number of Options/Warrants topurchase SharesExercise/Purchase Price

200,000 $1.625

Description Options granted in October 1998 in connection with Mr. Vinciguerra's original employment agreement.

50,000 $1.375

Description Options granted to Mr. Vinciguerra on October 29, 1999 in lieu of a $25,000 bonus paid in connection with the Management Contract then in effect between us and Carr Separations.

40,000 $1.75

Description Options granted to Mr. Vinciguerra on May 16, 2000 in lieu of a $20,000 bonus paid in connection with the Management Contract then in effect between us and Carr Separations.

250,000 $2.00

Description Warrants issued on December 29, 2002 in connection with Mr. Vinciguerra's acquisition of 250,000 shares in our 2001 private placement

250,000 $0.525

Description Options granted on May 22, 2002 in connection with the salary substitution plan under which Mr. Vinciguerra's salary was reduced by $80,000 in exchange for options, as described under "Executive Compensation" above.

(2)	Includes 32,000 shares owned by Dr. Knopp's wife, as to which he disclaims beneficial ownership, and options and warrants exercisable within 60 days to acquire 45,000 shares held by Dr. Knopp.
(3)	Included 5,250 shares held in the name of Mr. Reck's wife, as to which he disclaims beneficial ownership, and options exercisable within 60 days to acquire 20,000 shares held by Mr. Reck.
(4)	Consists of options exercisable within 60 days to acquire 20,000 shares held by Mr. Wimmergren.
(5)

Includes 217,650 shares as to which Dr. Humphreys has sole voting and dispositive power and 240,300 shares as to which Dr. Humphreys shares voting and dispositive power by virtue of a power of attorney over the investment accounts of seven persons. Dr. Humphreys and certain other persons, acting as a group, beneficially own an aggregate of 457,950 shares. Also includes options and warrants exercisable within 60 days to acquire 120,000 shares held by Dr. Humphreys. Dr. Humphreys' address is 64 Alcott St., Acton, MA  01720.

(6)	Includes 19,900 shares owned jointly with Mr. Nelson's wife and options exercisable within 60 days to acquire 65,650 shares held by Mr. Nelson.
(7)	Includes options and warrants exercisable within 60 days to acquire 62,500 shares held by Mr. Heyman.
(8)	Includes options exercisable within 60 days to acquire 10,000 shares held by an officer not otherwise listed in this table.
(9)

Based upon information reported in Schedule 13D, Amendment No. 6 filed with the Securities and Exchange Commission, Mr. Lalli has sole voting and dispositive power over 154,050 shares and shared voting and dispositive power with his wife over 29,500 shares.

Purchases of Common Stock by the Company and Officers and Directors

We did not purchase any of our securities during the past two years. There have been no transactions in our common stock effected during the last 60 days by us, any of our directors or executive officers, or, to our knowledge, any five percent holder identified in the table above under the heading "Ownership of Voting Securities of the Company."

Price Range Of Common Stock And Dividends

Our Existing Common Stock is currently traded on the Nasdaq OTC Bulletin Board under the symbol "GODD." The following table sets forth the high and low sale prices per share of our Existing Common Stock for the fiscal periods listed below as reported on the Nasdaq OTC Bulletin Board. Such information reflects interdealer prices, without retail markup, markdown or commission, and may not represent actual transactions.

Quarter Ended	High	Low
March 29, 2003	$.60	$.30
December 28, 2002	.25	.09
September 28, 2002	.39	.39
June 29, 2002	.52	.35
March 30, 2002	.80	.65
December 29, 2001	.60	.50
September 29, 2001	.91	.91
June 30, 2001	1.00	1.00

As of the Record Date, our Existing Common Stock was held by [543] holders of record. Based upon stock holdings on [May 29, 2003] and assuming no transfers between then and the Effective Date of the reverse stock split, the reverse stock split would reduce the number of stockholders of record to [179] holders. See "Special Factors-Fairness of the Reverse Stock Split Proposal" for a discussion of the determination of a fair price for fractional shares.We have not paid dividends on our Existing Common Stock in the past two years.

PROPOSALS OF STOCKHOLDERS

In the event the reverse stock split is not effected and we do not go private, any proposal which a stockholder wishes to have presented at our next annual meeting of stockholders and included in our proxy statement and proxy pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received by us on or before _______, 2004 and should be addressed to Salvatore J. Vinciguerra, President, c/o Goddard Industries, Inc., P.O. Box 765, Worcester, Massachusetts 01613. Notice of stockholder proposals intended to be presented at our next annual meeting of stockholders which are submitted outside of the processes of Rule 14a-8 will be considered untimely if we receive the request after ___________, 2004. The proxy solicited by our Board of Directors with respect to that meeting may grant discretionary authority to vote.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Special Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of our company.

FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

The following documents accompanying this Proxy Statement are incorporated by reference herein:

Our Annual Report on Form 10-KSB for fiscal year 2002, including audited financial information; and

Our Quarterly Report on Form 10-QSB for the quarter ended March 29, 2003, including the unaudited interim financial information.

By order of the Board of Directors

Joel M. Reck, Clerk

July __, 2003

Appendix A

Form of Amendment to
Article 3 of Articles of Organization
to Effect Reverse Stock Split

That, the Corporation's Restated Articles of Organization, as amended, be further amended by inserting the following in Article 3:

" Upon the filing of these Articles of Amendment with the Secretary of State of the Commonwealth of Massachusetts (the "Effective Time"), every Five Hundred (500) outstanding shares of common stock of the Corporation will be combined into and automatically become one (1) outstanding share of common stock of the Corporation, however, the par value of the Common Stock shall not be changed hereby and shall remain $.01 per share after the combination, as set forth in the Restated Articles of Organization, as amended, as in effect prior to the filing of these Articles of Amendment. The Corporation shall not issue fractional shares on account of the foregoing reverse stock split; all shares that are held by a stockholder as of the Effective Date hereof shall be aggregated and each fractional share resulting from the reverse stock split after giving effect to such aggregation shall be cancelled. In lieu of any interest in a fractional share to which a stockholder would otherwise be entitled as a result of such reverse stock split, such stockholder shall be entitled to receive a cash amount equal to the fair value of such fractional share based on a value of $400.00 per whole share of common stock after giving effect to the reverse stock split effected hereby (representing a $0.80 per share value prior to giving effect to the reverse stock split effected hereby)."

Appendix B

Orchard Partners, Inc.

June 26, 2003

Board of Directors
Goddard Industries
P.O. Box 765
Worcester, MA 01613-0765

ATTN: Salvatore J. Vinciguerra, Chief Executive Officer

Members of the Board:

Orchard Partners, Inc. understands that the Board of Directors of Goddard Industries ("Goddard" or the "Company") is considering a reverse stock split and payment of cash in lieu of fractional shares as a means to terminate the Company's reporting obligations under the Securities Exchange Act of 1934, as amended (the "Transaction"). You have asked Orchard Partners, Inc. ("Orchard") to provide its opinion, from a financial point of view, as of June 26, 2003 (the "Valuation Date"), of a fair value for the minority interest shares to be acquired as part of the Transaction. Orchard has not been requested to opine as to, and its Opinion does not in any manner address, the underlying business decision of the Company to proceed with the Transaction. In addition, Orchard has not been requested to explore any alternatives to the Transaction.

In connection with this Opinion, Orchard has made such reviews, analyses and inquiries, as it has deemed necessary and appropriate under the circumstances. Orchard's due diligence activities with regards to the Transaction include, but are not limited to, the following:

a) Certain Company descriptive information prepared by Goddard and presented on its website;

b) Discussions with management and principals of Goddard were undertaken;

c) Assumptions on Goddard's market and competitive position and its future prospects as relayed by Goddard management at the Valuation Date;

d) Relevant external and internal public information including economic, investment, industry, public market and transaction data as a background against which to assess findings specific to the business were considered;

e) Lack of marketability and minority interest studies;

f) The financial information and financial statements of Goddard were reviewed in forming Orchard's Opinion, including pro forma financial statements for the quarter ended March 29, 2003, the financial statements for the year ended September 28, 2002, and the pro-rated financial statements for the 12 months ended September 29, 2001 based upon the 11 months ended September 29, 2001;

g) Management's forecasted financial statements for the Company;

h) Discussed with management of the Company the nature of the business, past operating results, future prospects with respect to operations, profitability, competition and possible sale.

In arriving at its Opinion, Orchard relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information and further relied upon the assurances of Goddard's management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. Management provided Orchard with a pro forma balance sheet as of March 29, 2003 that reflected the following changes to Goddard's balance sheet since that date: an increase in cash of $982,000; a decrease in refundable taxes on income of $402,000; a decrease in real estate held for sale of $265,000; a decrease in net assets of discontinued operations of $208,000; a decrease in accounts payable of $98,000; a decrease in accrued expenses of $91,000; and an increase in retained earnings of $296,000. These pro forma changes reflected primarily the effects of the sale of the real estate located at 705 Plantation Street, Worcester, MA, the collection of refundable taxes on income and changes in accounts related to the sale of the Goddard Valve Corporation. Orchard has not audited this information as part of its analysis and therefore, does not express an opinion or other form of assurance regarding the information.

Orchard assumed that the Transaction will comply, in all respects, with the securities laws, trade regulations and other applicable statutes and regulations of the various foreign jurisdictions under which the Transaction is governed. Orchard's Opinion was based upon market, economic and other conditions as they existed on, and could be evaluated as of, June 26, 2003. Accordingly, although subsequent developments may affect its Opinion, Orchard does not assume any obligation to update, review or reaffirm its Opinion.

In connection with its services, Orchard has previously received a retainer and will receive the balance of its fee for rendering this Opinion. Orchard's fee for this engagement is in no way contingent upon the results of its analysis. In addition, the Company has agreed to indemnify Orchard for certain liabilities that may arise out of the rendering this Opinion. This Opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote, if required to, with respect to the Transaction.

Orchard's Opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Transaction and may not be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company at any time, in any manner or for any purpose, without the prior written consent of Orchard Partners, Inc., except that this Opinion may be reproduced in full in, and references to the Opinion and to Orchard Partners, Inc. and its relationship with the Company may be included in any proxy or information statement relating to the Transaction that the Company files with the U.S. Securities and Exchange Commission and is distributed to holders of the Company's Common Stock in connection with the Transaction.

Based upon and subject to the foregoing, it is Orchard's opinion that, as of June 26, 2003, a fair value for a minority interest in the Company is $ 0.80 per share, based upon 2.6 million shares outstanding and assuming that the minority interest represents no more than 100,000 shares.

Very truly yours,

Orchard Partners, Inc.

/s/Joel F. Johnson
Joel F. Johnson, ASA

President

GODDARD INDUSTRIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING TO BE HELD ON AUGUST __, 2003

The undersigned hereby appoints Salvatore J. Vinciguerra and Kenneth E. Heyman, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting of Stockholders in Lieu of Annual Meeting of Goddard Industries, Inc. (the "Company") to be held on August __, 2003 and at any adjournment or adjournments thereof, with all power which the undersigned may be entitled to vote at said meeting upon the following proposals more fully described in the notice of and proxy statement for the meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

The Board of Directors unanimously recommends that stockholders vote "FOR" the Amendment to the Articles of Organization to effect the reverse stock split, "FOR" the Amendment to the Articles of Organization to change the name of the Company, "FOR" the listed nominee for director and "FOR" the granting to management of discretionary authority to adjourn the Special Meeting.

PROPOSAL ONE:

To approve and adopt the Amendment to the Articles of Organization to effect a reverse stock split of the outstanding shares of common stock as set forth in the proxy statement provided to stockholders.

____FOR                ____AGAINST                ____ ABSTAIN

PROPOSAL TWO:	To approve and adopt the Amendment to the Articles of Organization to change the name of the Company to "Balkore Industries, Inc." as set forth in the proxy statement provided to stockholders.

____FOR                ____AGAINST                ____ ABSTAIN

PROPOSAL THREE:	The election of Mr. Saul Reck as Class I director.

____ FOR                ____VOTE WITHHELD

PROPOSAL FOUR:

To grant management of the Company the discretionary authority to adjourn the Special Meeting to a date or dates not later than September 25, 2003, if necessary to enable management to solicit additional proxies in favor of any of Proposal No. 1 and Proposal No. 2.

____ FOR                ____ AGAINST                ____ ABSTAIN

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER

MATTERS WHICH MAY PROPERLY COME BEFORE THIS SPECIAL MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS TO ADOPT BOTH AMENDMENTS TO THE ARTICLES OF ORGANIZATION, FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND FOR THE PROPOSAL TO GRANT MANAGEMENT THE DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING. THE PROXY MAY VOTE IN HIS DISCRETION AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

NOTE: Signatures should correspond exactly with the name or names appearing on the stock certificate(s). If shares are registered in more than one name, all holders must sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving full title as such. If a partnership, please sign in the partnership name by an authorized person.

Dated:	, 2003

Name(s) of Stockholder(s)

Signature(s) of Stockholder(s)

Please mark, sign, date and return this proxy promptly, using the enclosed envelope.

No postage necessary.

Please Return Proxy As Soon As Possible